Table of Contents

Post-Qualification Offering Circular Amendment No. 2

File No. 024-11350

An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted prior to the time an Offering Circular which is not designated as a Preliminary Offering Circular is delivered and the Offering Circular filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

This Post-Qualification Offering Circular Amendment No. 1 amends the Offering Circular of Torque Lifestyle Brands, Inc. qualified on December 29, 2020 to add, update and/or replace information contained in the Offering Circular.

PRELIMINARY OFFERING CIRCULAR DATED NOVEMBER 3, 2021

SUBJECT TO COMPLETION

TORQUE LIFESTYLE BRANDS, INC.

11427 West I-70 Frontage Road North

Wheat Ridge, CO 80033

(719) 752-8459

www.torquelb.com

UP TO 1,200,000,000 SHARES OF COMMON STOCK

Torque Lifestyle Brands, Inc., a Colorado corporation (the “Company,” “Torque,” “we,” “us,” and “our”), is offering up to 1,200,000,000 shares (“Shares”) of its common stock, par value of $0.001 per share (“Common Stock”) on a “best efforts” basis without any minimum offering amount pursuant to Regulation A promulgated under the Securities Act of 1933, as amended (the “Securities Act”), for Tier 1 offerings (the “Offering”). We expect that the fixed initial public offering price per share of Common Stock will be priced between $0.005 to $0.01 per share upon qualification of the Offering Statement of which this Offering Circular is a part by the United States Securities and Exchange Commission (“SEC”). See “SECURITIES BEING OFFERED” of this Offering Circular for more information.

This is a public offering of up to $12,000,000 in shares of Common Stock of Torque Lifestyle Brands, Inc. at a price between $0.005 and $0.01.

The offering price will be between $0.005 and $0.01. The end date of the offering will be exactly 365 days from the date the Offering Circular is qualified by the Securities Exchange Commission (unless extended by the Company, in its own discretion, for up to another 90 days).

Please be advised that due to the ownership of super voting rights by our management team in the form of Preferred Shares, your voting rights as a common shareholder will be substantially limited.

These securities are speculative securities. Investment in the Company’s stock involves significant risk. You should purchase these securities only if you can afford a complete loss of your investment. See the “Risk Factors” section on page 5 of this Offering Circular.

We expect to commence the sale of these shares within two calendar days of the date on which the Offering Statement of which this Offering Circular is qualified by the Securities Exchange Commission.

See “Risk Factors” to read about factors you should consider before buying shares of Common Stock.

Our Common Stock currently trades on the OTC Pink Open Market under the symbol “TQLB” and the closing price of our Common Stock on October 14, 2021 was $0.0449. Our Common Stock currently trades on a sporadic and limited basis.

No Escrow

The proceeds of this offering will not be placed into an escrow account. We will offer our Common Stock on a best efforts basis. As there is no minimum offering, upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds.

Subscriptions are irrevocable and the purchase price is non-refundable as expressly stated in this Offering Circular. All proceeds received by the Company from subscribers for this Offering will be available for use by the Company upon acceptance of subscriptions for the Securities by the Company.

This Offering Circular is following the offering circular format described in Part II (a)(1)(ii) of Form 1-A.

The Company, by determination of the Board of Directors, in its sole discretion, may issue the Securities under this Offering for cash, promissory notes, services, and/or other consideration without notice to subscribers. The aggregate offering price will be based on the price at which the securities are offered for cash. Any portion of the aggregate offering price or aggregate sales attributable to cash received in a foreign currency will be translated into United States currency at a currency exchange rate in effect on, or at a reasonable time before, the date of the sale of the securities. If securities are not sold for cash, the aggregate offering price or aggregate sales will be based on the value of the consideration as established by bona fide sales of that consideration made within a reasonable time, or, in the absence of sales, on the fair value as determined by an accepted standard. Valuations of non-cash consideration will be reasonable at the time made.

Sale of these shares will commence within two calendar days of the qualification date, and it will be a continuous Offering pursuant to Rule 251(d)(3)(i)(F).

This Offering will be conducted on a “best-efforts” basis, which means our Officers will use their commercially reasonable best efforts in an attempt to offer and sell the Shares. Our Officers will not receive any commission or any other remuneration for these sales. In offering the securities on our behalf, the Officers will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934, as amended.

This Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sales of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful, prior to registration or qualification under the laws of any such state.

Investing in our Common Stock involves a high degree of risk. See “Risk Factors“ beginning on page 5 for a discussion of certain risks that you should consider in connection with an investment in our Common Stock.

	Price to Public	Commissions(2)	Proceeds to the Company(3)	Proceeds to Other Persons
Per Share	$0.005 to 0.01	$0.00	$0.005 to 0.01	$0.00
Maximum Offering (1)	$12,000,000	$0.00	$12,000,000	$0.00

(1)       Assumes that the maximum offering amount of $12,000,000 is received by us.

(2)       The shares will be offered on a “best-efforts” basis by our officers, directors and employees, and we do not intend to use commissioned sales agents or underwriters. In the event a commissioned sales agent or underwriter is engaged, the company will file a Supplement to this Offering Circular.

(3)       Does not include expenses of the Offering, including without limitation, legal, accounting, escrow agent, transfer agent, other professional, printing, advertising, travel, marketing, blue-sky compliance and other expenses of this Offering.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OR GIVE ITS APPROVAL OF ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

This Offering Circular follows the disclosure format prescribed by Part II of Form 1-A.

Our Board of Directors used its business judgment in setting a value between $0.005 to $0.01 per share to the Company as consideration for the stock to be issued under the Offering. The sales price per share bears no relationship to our book value or any other measure of our current value or worth.

No sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or your net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

THIS OFFERING CIRCULAR DOES NOT CONSTITUTE AN OFFER OR SOLICITATION IN ANY JURISDICTION IN WHICH SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS CONCERNING THE COMPANY OTHER THAN THOSE CONTAINED IN THIS OFFERING CIRCULAR, AND IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON.

THE U.S. SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

The date of this Offering Circular is November __, 2021.

i

We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where such offers and sales are permitted. You should rely only on the information contained in this Offering Circular. We have not authorized anyone to provide you with any information other than the information contained in this Offering Circular. The information contained in this Offering Circular is accurate only as of its date, regardless of the time of its delivery or of any sale or delivery of our securities. Neither the delivery of this Offering Circular nor any sale or delivery of our securities shall, under any circumstances, imply that there has been no change in our affairs since the date of this Offering Circular. This Offering Circular will be updated and made available for delivery to the extent required by the federal securities laws.

In this Offering Circular, unless the context indicates otherwise, references to “Torque Lifestyle Brands”, “we”, the “Company”, “our” and “us” refer to the activities of and the assets and liabilities of the business and operations of Torque Lifestyle Brands, Inc.

PROSPECTIVE INVESTORS ARE NOT TO CONSTRUE THE CONTENTS OF THIS OFFERING CIRCULAR, OR OF ANY PRIOR OR SUBSEQUENT COMMUNICATIONS FROM THE COMPANY OR ANY OF ITS EMPLOYEES, AGENTS OR AFFILIATES, AS INVESTMENT, LEGAL, FINANCIAL OR TAX ADVICE.

NASAA UNIFORM LEGEND

FOR RESIDENTS OF ALL STATES: THE PRESENCE OF A LEGEND FOR ANY GIVEN STATE REFLECTS ONLY THAT A LEGEND MAY BE REQUIRED BY THAT STATE AND SHOULD NOT BE CONSTRUED TO MEAN AN OFFER OR SALE MAY BE MADE IN A PARTICULAR STATE. IF YOU ARE UNCERTAIN AS TO WHETHER OR NOT OFFERS OR SALES MAY BE LAWFULLY MADE IN ANY GIVEN STATE, YOU ARE HEREBY ADVISED TO CONTACT THE COMPANY. THE SECURITIES DESCRIBED IN THIS OFFERING CIRCULAR HAVE NOT BEEN REGISTERED UNDER ANY STATE SECURITIES LAWS (COMMONLY CALLED ‘BLUE SKY’ LAWS).

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE PERSON OR ENTITY CREATING THE SECURITIES AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

NOTICE TO FOREIGN INVESTORS

IF THE PURCHASER LIVES OUTSIDE THE UNITED STATES, IT IS THE PURCHASER’S RESPONSIBILITY TO FULLY OBSERVE THE LAWS OF ANY RELEVANT TERRITORY OR JURISDICTION OUTSIDE THE UNITED STATES IN CONNECTION WITH ANY PURCHASE OF THE SECURITIES, INCLUDING OBTAINING REQUIRED GOVERNMENTAL OR OTHER CONSENTS OR OBSERVING ANY OTHER REQUIRED LEGAL OR OTHER FORMALITIES. THE COMPANY RESERVES THE RIGHT TO DENY THE PURCHASE OF THE SECURITIES BY ANY FOREIGN PURCHASER.

ii

In this Offering Circular, the term “Torque”, “we”, “us”, “our”, or “the Company” refers to Torque Lifestyle Brands, Inc. and any of our subsidiaries on a consolidated basis.

THIS OFFERING CIRCULAR MAY CONTAIN FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO, AMONG OTHER THINGS, THE COMPANY, ITS BUSINESS PLAN AND STRATEGY, AND ITS INDUSTRY. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON THE BELIEFS OF, ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY AVAILABLE TO THE COMPANY’S MANAGEMENT. WHEN USED IN THE OFFERING MATERIALS, THE WORDS “ESTIMATE,” “PROJECT,” “BELIEVE,” “ANTICIPATE,” “INTEND,” “EXPECT” AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS, WHICH CONSTITUTE FORWARD LOOKING STATEMENTS. THESE STATEMENTS REFLECT MANAGEMENT’S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE THE COMPANY’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. THE COMPANY DOES NOT UNDERTAKE ANY OBLIGATION TO REVISE OR UPDATE THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER SUCH DATE OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

You should not place undue reliance on forward looking statements. The cautionary statements set forth in this Offering Circular, including in “Risk Factors” and elsewhere, identify important factors which you should consider in evaluating our forward-looking statements. These factors include, among other things:

·	Our ability to effectively execute our business plan, including without limitation our ability to penetrate the most lucrative nutritional markets and demographics, and respond to the highly competitive and rapidly evolving marketplace and health and regulatory environments in which we intend to operate;

·	Our ability to manage our research, development, expansion, growth and operating expenses;

·	Our ability to evaluate and measure our business, prospects and performance metrics, and our ability to differentiate our business model and service offerings;

·	Our ability to compete, directly and indirectly, and succeed in the highly competitive and evolving nutritional supplements markets;

·	Our ability to respond and adapt to changes in technology and customer behavior; and

·	Our ability to protect our intellectual property and to develop, maintain and enhance a strong brand.

Although the forward-looking statements in this Offering Circular are based on our beliefs, assumptions and expectations, taking into account all information currently available to us, we cannot guarantee future transactions, results, performance, achievements or outcomes. No assurance can be made to any investor by anyone that the expectations reflected in our forward-looking statements will be attained, or that deviations from them will not be material and adverse. We undertake no obligation, other than as may be required by law, to re-issue this Offering Circular or otherwise make public statements updating our forward-looking statements.

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SUMMARY

This summary highlights information contained elsewhere in this Offering Circular. This summary is not complete and does not contain all of the information that you should consider before deciding to invest in our Common Stock. You should read this entire Offering Circular carefully, including the risks associated with an investment in us discussed in the “Risk Factors” section of this Offering Circular, before making an investment decision.

Company Information

On May 10, 1999, the Company was incorporated as Tensleep Design, Inc. under the laws of the State of Colorado. On May 10, 2000, the Company amended its Articles of Incorporation and changed its name to Tensleep Technologies, Inc. At this time, the Company had 155,000,000 shares of stock authorized, 150,000,000 common shares and 5,000,000 preferred shares. The preferred shares had no designation of rights or privileges. Tensleep Technologies, Inc., changed its name to Yeahronimo Media Ventures, Inc. On March 7, 2005 and on July 7, 2005 changed its name to Commodore Inc. On September 16, 2005, the Company changed its name back to Yeahronimo Media Ventures, Inc. and on October 6, 2005 changed its name to Commodore International Corporation. Finally, on June 6, 2009, the Company changed its name to Reunite Investments, Inc., however, the Company never filed a FINRA corporate action to ratify the change so the Company continued to trade under the name Commodore International Corporation.

The Company filed a Form 10-SB in 1998 and 1999 but withdrew the filing both times. The Company filed the Form a third time in 1999 and the Form became effective in July 1999. The Company filed their last quarterly report on September 30, 2001 and thereafter filed the Form 15-12G, Notice of Termination of Registration, on December 27, 2001.

The Company filed a Certificate of Amendment with the Colorado Secretary of State on July 27, 2020, to change its name to Torque Lifestyle Brands, Inc. and effect a 400 to 1 reverse stock split.

On January 20, 2021, the Company acquired the assets of the American Metabolix brand from Sensatus Group LLC.

On June 16, 2021, the Company entered into a 51% joint venture ownership of a new manufacturing facility (the “JV”) with leading contract manufacturer Zero Day Nutrition ("Zero Day").

On July 8, 2021, the Company engaged in a forward stock split in which each shareholder of Company common stock received three (3) shares for each share owned.

On August 19, 2021, the Company changed the end of the financial year from June 30 to December 31.

On September 2, 2021, the Company sold its wholly-owned subsidiary American Metabolix Inc. for $1,300,000.00 to GenTech Holdings Inc. (“GTEH”). GTEH is owned by Supplement Group (Europe) Ltd. Supplement Group (Europe) Ltd. is owned by David Lovatt and Leonard K. Armenta, Jr., the CEO and Treasurer of the Company. The purchase price consisted of $500,000.00 in cash (paid upon Closing of the transaction), divestiture of $400,000.00 of current Company liabilities and a $400,000.00 promissory note.

Our principal executive office is located at 11427 West I-70 Frontage Road North, Wheat Ridge, CO 80033. Our telephone number is (719) 752-8459 and our website address is www.torquelb.com. We do not incorporate the information on, or accessible through, our website into this Offering Circular, and you should not consider any information on, or accessible through, our website to be a part of this Offering Circular.

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Our Business

We are engaged in the business of developing and manufacturing nutritional supplements for third party sellers.

We plan to manufacture all of our products from natural ingredients in compliance with U.S. Food and Drug Administration (“FDA”) laws and regulations. We intend to package our nutritional supplements in different forms, such as tablets, gummies, capsules, and powders. We anticipate that all of our products will be GMO-free,

Industry Overview

Our aim is to operate within the large and growing nutritional supplements industry. According to Nutrition Business Journal's Supplement Business Report 2020, this industry generated $123.28 billion in sales in 2019 and is projected to grow by 8% per annum through 2027.

We anticipate several key demographic, healthcare and lifestyle trends to drive the continued growth of this industry. These trends include:

·	increasing awareness of nutritional supplements across major age and lifestyle segments of the U.S. population; and

·	increased focus on fitness and healthy living.

Risks Related to Our Business and Strategy

Our ability to successfully operate our business is subject to numerous risks, including those that are generally associated with operating in the nutritional supplements industry. Any of the factors set forth under “Risk Factors” below may limit our ability to successfully execute our business strategy. You should carefully consider all of the information set forth in this Offering Circular and, in particular, you should evaluate the specific factors set forth under “Risk Factors” below in deciding whether to invest in our Common Stock. Risks relating to our business and our ability to execute our business strategy include:

·	we may not effectively manage our growth;

·	we operate in a highly competitive industry and our failure to compete effectively could adversely affect our market share, revenues and growth prospects;

·	unfavorable publicity or consumer perception of our products could adversely affect our reputation and the demand for our products;

·	if the products we sell do not comply with applicable regulatory and legislative requirements, we may be required to recall or remove these products from the market;

·	if we do not introduce new products or make enhancements to meet the changing needs of our customers in a timely manner, some of our products could become obsolete; and

·	changes in our management team could adversely affect our business strategy and adversely impact our performance.

Trading Market

Our Common Stock currently trades on the OTC Pink Open Market under the symbol “TQLB” and the closing price of our Common Stock on September 23, 2021 was $0.0505. Our Common Stock currently trades on a sporadic and limited basis. We previously traded under the symbol “TQLB” (and “CRDLD” during certain events) until September 22, 2020, at which point it began trading under the symbol “TQLB.” We are an alternative reporting company and are not, currently, SEC reporting. This may limit any resale opportunities for shares of our Common Stock purchased through this Offering. See the “RISK FACTORS” section below.

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Offering

Issuer:	Torque Lifestyle Brands, Inc.

Securities Offered:	We are offering up to 1,200,000,000 shares of Common Stock (the “Shares”).

Offering Price:	The offering price for each share of Common Stock will be between $0.005 to $0.01.

Use of Proceeds:	Net proceeds from this offering of up to $12,000,000 will be used primarily for product development, equipment acquisition, and working capital and general company purposes. See the “USE OF PROCEEDS” section below.

Offering Period:	The Offering will commence within two calendar days of the date on which our Offering Statement is declared qualified by the United States Securities and Exchange Commission (“SEC”). This Offering will remain open until the earlier to occur of (i) the date on which all of the Shares offered are sold; (ii) 365 days from the date this Offering Circular is approved by the Colorado Division of Securities (unless extended by the Company, in its own discretion, for up to another ninety (90) days); or (iii) the date on which this Offering is earlier terminated by the Company in its sole discretion.

Brokerage Commissions:	We do not intend to employ brokers or selling agents to assist in the placement of the securities

Risk Factors:	Purchase of the securities is highly speculative and involves a high degree of risk. See the “RISK FACTORS” section below.

Market & Industry Information

Throughout this Offering Circular, we use market data and industry forecasts and projections that were obtained from surveys and studies conducted by third parties, including the National Standards Institute, Statista, and Pew Research, and from publicly available industry and general publications. Although we believe that the sources are reliable, and that the information contained in such surveys and studies conducted by third parties is accurate and reliable, we have not independently verified the information contained therein. We note that estimates, in particular as they relate to general expectations concerning our industry, involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this Offering Circular.

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RISK FACTORS

Investing in our Common Stock involves a high degree of risk. You should carefully consider each of the following risks, together with all other information set forth in this Offering Circular, including the consolidated financial statements and the related notes, before making a decision to buy our Common Stock. If any of the following risks actually occurs, our business could be harmed. In that case, the trading price of our Common Stock could decline, and you may lose all or part of your investment.

This offering contains forward-looking statements. Forward-looking statements relate to future events or our future financial performance. We generally identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar words. These statements are only predictions. The outcome of the events described in these forward-looking statements is subject to known and unknown risks, uncertainties and other factors that may cause our customers’ or our industry’s actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements, to differ. “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business,” as well as other sections in this prospectus, discuss the important factors that could contribute to these differences.

The forward-looking statements made in this prospectus relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

This prospectus also contains market data related to our business and industry. This market data includes projections that are based on a number of assumptions. If these assumptions turn out to be incorrect, actual results may differ from the projections based on these assumptions. As a result, our markets may not grow at the rates projected by these data, or at all. The failure of these markets to grow at these projected rates may have a material adverse effect on our business, results of operations, financial condition and the market price of our Common Stock.

Risk Related to our Company and our Business

The Current Coronavirus Pandemic May Adversely Affect the Global Economy and the Company’s Operations

As has been widely reported, the emergence of a novel coronavirus (SARS-CoV-2) and a related respiratory disease (COVID-19) in China resulted in the spread to additional countries throughout the world, including the United States, leading to a global pandemic.

The COVID-19 pandemic has led to severe disruptions and volatility in the global supply chain, market and economies, and those disruptions have since intensified and will likely continue for some time.  Concern about the potential effects of COVID-19 and the effectiveness of measures being put in place by global governmental bodies at various levels as well as by private enterprises (such as workplaces, trade groups, amateur and professional sports leagues and conferences, places of worship, schools and retail establishments, among others) to contain or mitigate the spread of COVID-19 have adversely affected economic conditions and markets globally, and have led to significant, sustained and unprecedented volatility in the financial markets.  Measures implemented in the United States to limit the spread of COVID-19, such as quarantines, event cancellations and social distancing, will significantly limit economic activity.  There can be no assurance that such measures or other additional measures implemented from time to time will be successful in limiting the spread of the virus and what effect those measures will have on the economy generally or on the Company.

There can be no assurance that any measures undertaken by the federal government, or by state or local governments, will be effective to mitigate the negative near-term and potentially longer-term impact of the COVID-19 pandemic on employment, construction and the global economy more generally.

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Many businesses have moved to a remote working environment, temporarily suspended operations, laid-off or furloughed a significant percentage of their workforce or shut down completely. Other businesses have transitioned or may in the future transition all or a substantial portion of their operations to remote working environments (as a result of state or local requirements or otherwise in response to the COVID-19 pandemic). Although the Company had already implemented a remote work environment, there is no assurance that the continued remote working environment will not have a material adverse impact on the Company or its customers, which may adversely impact the Company and its operations.

The COVID-19 pandemic did not require the closure of Company operations. The Company suspended in-person client and business development meetings in late March 2020. During the timeframe in which in-person meetings were suspended, Company management reallocated resources to on-line client and business development.

Management’s outlook for the near-term business operations will mirror the overall continued reopening of business operations within the state of Colorado. For the Company to return to pre-COVID-19 levels of operation, it will be necessary businesses across the state of Colorado to be allowed to return to full operations and capacities.

We are a development stage company and have not yet generated any profits.

We were incorporated on May 10, 1999 in the State of Colorado. Following a period of corporate delinquency, we were reinstated on April 14, 2020. On or about July 27, 2020, we changed our name to Torque Lifestyle Brands, Inc. and entered into a new line of business, specifically, the business of developing, manufacturing, marketing and selling nutritional supplements. Accordingly, we have a limited history with respect to our nutritional supplements business upon which an evaluation of our performance and future prospects can be made. Our current and proposed operations are subject to all the business risks associated with new enterprises. These include likely fluctuations in operating results as we react to developments in our market, managing our growth and the entry of competitors into the market. Specific to our industry, we may not have the resources to pivot our product offerings if consumer habits and health trends change. We will only be able to pay dividends on any shares once our directors determine that we are financially able to do so. We have incurred a net loss and has had insufficient revenues generated since inception to cover operational expenses. There is no assurance that we will be profitable in the next three years or generate sufficient revenues to pay dividends to the holders of the shares.

Our financials were prepared on a “going concern” basis.

Our financial statements were prepared on a “going concern” basis. Certain matters, as described below and in Note 2 to the accompanying financial statements indicate there may be substantial doubt about our ability to continue as a going concern. We have not generated profits since inception, and we have had a history of losses. Additionally, since we made Torque Lifestyle Brands our main line of business in July 2020, we have not generated any profits. We have sustained net losses of $ 40,000 and $ 1,027,779 for the years ended June 30, 2020 and 2021, respectively, and have an accumulated deficit of $ 1,112,183 as of June 30, 2021. Our ability to continue operations is dependent upon our ability to generate sufficient cash flows from operations to meet our obligations, which we have not been able to accomplish to date, and/or to obtain additional capital financing.

Any valuation of us at this stage is difficult to assess.

We established the valuation for the Offering. Unlike actively-traded companies that are valued publicly through market-driven stock prices, the valuation of limited trading companies, especially startups, is difficult to assess and you may risk overpaying for your investment. This is especially true with companies engaging in new product offerings.

Our product offerings are new in an industry that is still quickly evolving.

Our Nutritional Supplements offering is a new offering developed in 2020. Despite the experience of our management team, particularly Mr. Arnetta, the products being offered are new and have no track record from which to project future performance. Additionally, in light of indefinite changes to distribution outlets in light of the COVID-19 pandemic, changes in how goods are obtained, and restrictions on some gyms and recreation centers, there is no guarantee we can build our brand and name recognition as quickly as otherwise hoped.

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 We have an evolving business model.

Our business model is one of innovation, including continuously working to expand our product lines and offerings to our clients; see the “The Company’s Business – Principal Products and Services – Services under Development”. It is unclear whether these products will be successful. Further, we continuously try to offer additional types of products, and we cannot offer any assurance that any of them will be successful. From time to time we may also modify aspects of our business model relating to our product offerings. We cannot offer any assurance that these or any other modifications will be successful or will not result in harm to the business. We may not be able to manage growth effectively, which could damage our reputation, limit our growth, and negatively affect our operating results.

Any growth may place significant strains on our resources.

We are currently in the development stage, with only limited operations, and has not generated any revenue since beginning work on the new lines of business. Our growth, if any, is expected to place a significant strain on our managerial, operational and financial resources. Moving forward, our systems, procedures or controls may not be adequate to support our operations and/or we may be unable to achieve the rapid execution necessary to successfully implement our business plan. Our future operating results, if any, will also depend on our ability to add additional personnel commensurate with the growth of our operations, if any. If we are unable to manage growth effectively, our business, results of operations and financial condition will be adversely affected.

We are reliant on one main product category.

All of our current offerings are variants on one type of product — developing and producing nutritional supplements. Our revenues are therefore dependent upon the market for nutritional supplement consumption.

We depend on key personnel and face challenges recruiting needed personnel.

Our future success depends on the efforts of a small number of key personnel, including our founder Leonard Armenta. In addition, due to our limited financial resources and the specialized expertise required, we may not be able to recruit the individuals needed for our business needs. There can be no assurance that we will be successful in attracting and retaining the personnel we require to operate and be innovative.

We are dependent on general economic conditions.

Our business model is dependent on individuals, especially those in our target age range of 18-45 years of age, continuing to invest in their overall nutritional health and training. Dollars spent on nutritional and training supplements are disposable income. Our business model is thus dependent on national and international economic conditions. Adverse national and international economic conditions may reduce the future availability of disposable dollars, which would negatively impact our revenues and possibly our ability to continue operations. We cannot accurately predict the potential adverse impacts on us, if any, of current economic conditions on our financial condition, operating results and cash flow.

We face significant market competition.

Our market is a highly competitive market. There are numerous competing products in the marketspace and annual new entrants. Further, as traditional healthcare expenditures rise and people seek alternative supplements for their health, the marketplace may become more crowded and future competitors may be better capitalized than us, which would give them a significant advantage in marketing and operations.

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We may not be able to protect all of our intellectual property.

Our profitability may depend in part on our ability to effectively establish a new brand, protect our proprietary rights, including obtaining trademarks for our brand names, protecting our products and websites, maintaining the secrecy of our internal workings and preserving our trade secrets, as well as our ability to operate without inadvertently infringing on the proprietary rights of others. There can be no assurance that we will be able to obtain future protections for our intellectual property or defend any future trademarks and patents. Further, policing and protecting our intellectual property against unauthorized use by third parties is time-consuming and expensive, and certain countries may not even recognize our intellectual property rights. There can also be no assurance that a third party will not assert infringement claims with respect to our products. Any litigation for both protecting our intellectual property or defending our use of certain products could have material adverse effect on our business, operating results and financial condition, regardless of the outcome of such litigation.

Our revenues and profits are subject to fluctuations.

It is difficult to accurately forecast our revenues and operating results, and these could fluctuate in the future due to a number of factors. These factors may include adverse changes in: number of investors and amount of investors’ dollars, the success of securities markets, general economic conditions, our ability to market our platform to companies and investors, headcount and other operating costs, and general industry and regulatory conditions and requirements. Our operating results may fluctuate from year to year due to the factors listed above and others not listed. At times, these fluctuations may be significant and could impact our ability to operate our business.

If we cannot raise sufficient funds, we will not succeed.

To date, we have experienced a continuing need for capital to execute our business model. We are offering securities in the amount of up to $12 million in this offering, and may close on any investments that are made. The amount we can raise in any 12-month period is limited to $20 million. Even if the maximum amount is raised (in this 12-month period or in subsequent periods), we are likely to need additional funds in the future in order to grow, and if we cannot raise those funds for whatever reason, including reasons relating to us or to the broader economy, we may not survive. If we manage to raise only a portion of funds sought, we will have to find other sources of funding for some of the plans outlined in “Use of Proceeds.” We do not have any alternative sources of funds committed.

There is no minimum amount set as a condition to closing this offering.

Because this is a “best effort” offering with no minimum, we will have access to any funds tendered. This might mean that any investment made could be the only investment in this offering, leaving us without adequate capital to pursue our business plan or even to cover the expenses of this offering.

Natural disasters and other events beyond our control could materially adversely affect us.

Natural disasters or other catastrophic events may cause damage or disruption to our operations, commerce and the global economy, and thus could have a strong negative effect on us. Our business operations are subject to interruption by natural disasters, fire, power shortages, pandemics and other events beyond our control. Although we maintain crisis management and disaster response plans, such events could make it difficult or impossible for us to deliver our services to our customers and could decrease demand for our services.  In the spring of 2020, large segments of the U.S. and global economies were impacted by COVID-19, a significant portion of the U.S. population are subject to “stay at home” or similar requirements. The extent of the impact of COVID-19 and any subsequent “breakouts” of COVID-19, on our operational and financial performance will depend on certain developments, including the duration and spread of the outbreak, impact on our customers, sales cycles, impact on our customer, employee or industry events, and effect on our vendors, all of which are uncertain and cannot be predicted. Particularly if gyms and fitness centers are closed or limited in use, we may lose a significant distribution channel for our products. At this point, the extent to which COVID-19 may impact our financial condition or results of operations is uncertain. To date, the COVID-19 outbreak, has significantly impacted global markets, U.S. employment numbers, as well as the disposable income individuals have to spend on nutritional supplements. To the extent COVID-19 continues to wreak havoc on the economy and the availability of fitness centers and gyms, it may have a significant impact on our results and operations.

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Risk Factors Related to the Common Stock and the Offering

There is uncertainty as to the amount of time it will take for us to deliver securities to investors under this offering.

The process for issuance of Common Stock is set out in “Plan of Distribution.” There may be a delay between the time you execute your subscription agreement and tender funds and the time securities are delivered to you. Although investors who provide the information required by the subscription agreement and give accurate instructions for the payment of the subscription price typically should receive their securities in no more than six months, we cannot guarantee that you will receive your securities by a specific date or within a specific timeframe.

Our current CEO and Director, David Lovatt and our Treasurer/Secretary and Director, Leonard K. Armenta Jr. beneficially own approximately or have the right to vote 100% Series A Preferred Stock, which counts for 80% of the total voting rights of the Common Stock. As a result, they have a substantial voting power in all matters submitted to our stockholders for approval including:

●	Election of our board of directors;

●	Removal of any of our directors;

●	Amendment of our Certificate of Incorporation or bylaws;

●	Adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination involving us.

David Lovatt, the Company’s Chief Executive Officer and member of the Company’s Board of Directors, owns 50% of Supplement Group (Europe) LTD. (“SGL”). Leonard K. Armenta Jr., the Company’s Treasurer/Secretary and member of the Company’s Board of Directors, owns 50% of SGL. SGL is the owner of sole share of the Company’s Series A Preferred Stock. Series A Preferred shareholders have voting rights equal to eighty percent (80%) of all votes entitled to be voted at any annual or special meeting of the shareholders of the Corporation or action by written consent of shareholders. Mr. Lovatt and Mr. Armenta are able to substantially influence all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. In addition, the future prospect of sales of significant amounts of shares held by them could affect the market price of our Common Stock if the marketplace does not orderly adjust to the increase in shares in the market and the value of your investment in our company may decrease. Mr. Lovatt and Mr. Armenta’s stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

The exclusive forum provision in the subscription agreements may have the effect of limiting an investor’s ability to bring legal action against us and could limit an investor’s ability to obtain a favorable judicial forum for disputes.

Section 6 in each of the subscription agreements for this offering includes a forum selection provision that requires any claims against us based on the subscription agreement be brought in a court of competent jurisdiction in the State of New York; see “Securities Being Offered – Common Stock – Forum Selection Provision.” The forum selection provision will not be applicable to lawsuits arising from the federal securities laws. The provision may have the effect of limiting the ability of investors to bring a legal claim against us due to geographic limitations. There is also the possibility that the exclusive forum provision may discourage stockholder lawsuits with respect to matters arising under laws other than the federal securities laws, or limit stockholders’ ability to bring such claims in a judicial forum that they find favorable for disputes with us and our officers and directors. Alternatively, if a court were to find this exclusive forum provision inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect our business and financial condition.

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Investors in this offering may not be entitled to a jury trial with respect to claims arising under the subscription agreements, which could result in less favorable outcomes to the plaintiff(s) in any action under the agreements.

Investors in this offering will be bound by the subscription agreements, each of which includes a provision under which investors waive the right to a jury trial of any claim they may have against us arising out of or relating to the subscription agreement, including any claims made under the federal securities laws.

If we opposed a jury trial demand based on the waiver, a court would determine whether the waiver was enforceable based on the facts and circumstances of that case in accordance with the applicable state and federal law. We believe that a contractual pre-dispute jury trial waiver provision is generally enforceable, including under the laws of the State of New York, which governs the subscription agreement, in a court of competent jurisdiction in the State of New York. In determining whether to enforce a contractual pre-dispute jury trial waiver provision, courts will generally consider whether the visibility of the jury trial waiver provision within the agreement is sufficiently prominent such that a party knowingly, intelligently and voluntarily waived the right to a jury trial. We believe that this is the case with respect to the subscription agreement. You should consult legal counsel regarding the jury waiver provision before entering into the subscription agreement.

If you bring a claim against us in connection with matters arising under the subscription agreement, including claims under federal securities laws, you may not be entitled to a jury trial with respect to those claims, which may have the effect of limiting and discouraging lawsuits against us. If a lawsuit is brought against us under the subscription agreement, it may be heard only by a judge or justice of the applicable trial court, which would be conducted according to different civil procedures and may result in different outcomes than a trial by jury would have had, including results that could be less favorable to the plaintiff(s) in such an action.

Nevertheless, if the jury trial waiver provision is not permitted by applicable law, an action could proceed under the terms of the subscription agreement with a jury trial. No condition, stipulation, or provision of the subscription agreement serves as a waiver by any holder of common shares or by us of compliance with any provision of the federal securities laws and the rules and regulations promulgated under those laws.

In addition, when shares of our Common Stock are transferred, the transferee is required to agree to all the same conditions, obligations and restrictions applicable to those securities or to the transferor with regard to ownership of those securities, that were in effect immediately prior to the transfer of the Common Stock, including but not limited to the subscription agreement. Therefore, purchasers in secondary transactions will be subject to this provision.

 Future fundraising may affect the rights of investors.

In order to expand, we are likely to raise funds again in the future, either by offerings of securities (including post-qualification amendments to this offering) or through borrowing from banks or other sources. The terms of future capital raising, such as loan agreements, may include covenants that give creditors greater rights over our financial resources.

Our Common Stock is thinly traded.

Our Common Stock trades on the OTC Markets. It has low daily trading volume and is thinly traded. While this may change as demand for our products and Common Stock changes, there is no guarantee that adequate demand exists. Even if we seek an up-listing on the OTC Markets or another alternative trading system or “ATS,” there may not be frequent trading and therefore a lack of liquidity for the Common Stock. Our company is not an SEC-Reporting company. Stock of non-SEC reporting companies may suffer from, among other things, a lack of a trading market, lack of consistent volume, volatile pricing, increased transaction costs, and a lack of liquidity. In addition, non-reporting companies often do not get covered by analysts or other market professionals which may decrease investment demand in secondary markets for your shares purchased through this Offering.

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You will need to keep records of your investment for tax purposes.

As with all investments in securities, if you sell the Common Stock, you will probably need to pay tax on the long- or short-term capital gains that you realize if sold at a profit or set any loss against other income. If you do not have a regular brokerage account, or your regular broker will not hold the Common Stock for you (and many brokers refuse to hold Regulation A securities for their customers) there will be nobody keeping records for you for tax purposes and you will have to keep your own records, and calculate the gain on any sales of any securities you sell.

The price for our Common Stock may be volatile.

The market price of our Common Stock is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control, including the following:

·	The size and volume of our trading market.
·	Having adequate capital to fulfill any reporting obligations.
·	Inability to successfully compete against current or future competitors
·	Adverse regulations from regulators.
·	Departures of key personnel.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our securities. As a result, you may be unable to resell your securities at a desired price.

Risks Factors Related to our Industry and Business

Compliance with new and existing laws and governmental regulations could increase our costs significantly and adversely affect our results of operations.

Dietary supplements, like our products, are subject to significant regulation. The processing, formulation, safety, manufacturing, packaging, labeling, advertising, and distribution of our products are subject to regulation by one or more federal agencies, including the U.S. Food and Drug Administration (the "FDA"), the Federal Trade Commission (the "FTC"), the Consumer Product Safety Commission (the "CPSC"), the United States Department of Agriculture (the "USDA") and the Environmental Protection Agency (the "EPA"), and by various agencies of the states and localities in which our products are sold.

Regulatory uncertainty concerning dietary supplements.

The Food Safety Modernization Act (the “FSMA”) expands the reach and regulatory powers of the FDA with respect to the production and importation of food, including dietary supplements. The expanded reach and regulatory powers include the FDA's ability to order mandatory recalls, administratively detain domestic products, and require certification of compliance with domestic requirements for imported foods associated with safety issues. FMSA also gave FDA the authority to administratively revoke manufacturing facility registrations, effectively enjoining manufacturing of dietary ingredients and dietary supplements without judicial process. The regulation of dietary supplements may increase or become more restrictive in the future.

Regulation could render any of our products unmarketable

The FDA or other agencies could take actions against products or product ingredients that, in their determination, present an unreasonable health risk to consumers that would make it illegal for us to sell such products. Such actions or warnings could be based on information received through FDC Act-mandated reporting of serious adverse events. The failure of such products to comply with applicable regulatory and legislative requirements could prevent us from marketing the products or require us to recall or remove such products from the market, which in certain cases could materially and adversely affect our business, financial condition and results of operations. A removal or recall could also result in negative publicity and damage to our reputation that could reduce future demand for our products.

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Regulation may limit how we are able to market our products

If the FDA determines that a particular structure/function claim is an unacceptable claim that causes the product to be regulated as a drug, a conventional food claim or an unauthorized version of a "health claim," or, if the FDA determines that a particular claim is not adequately supported by existing scientific data or is false or misleading in any particular way, we would be prevented from using the claim and would have to update our product labels and labeling accordingly.

Our marketing and branding may be changed due to regulation

The FTC exercises jurisdiction over the advertising of dietary supplements and requires that all advertising to consumers be truthful and non-misleading. The FTC actively monitors the dietary supplement space and has instituted numerous enforcement actions against dietary supplement companies for failure to have adequate substantiation for claims made in advertising or for the use of false or misleading advertising claims. As a result of our efforts to comply with applicable statutes and regulations, we may from time to time reformulate, eliminate, or relabel certain of our products and revise certain provisions of our sales and marketing program.

New Legislation or Regulation

Legislation may be introduced which, if passed, would impose substantial new regulatory requirements on dietary supplements. We cannot determine what effect additional domestic governmental legislation, regulations, or administrative orders, when and if promulgated, would have on our business in the future. New legislation or regulations may require the reformulation of certain products to meet new standards, require the recall or discontinuance of certain products not capable of reformulation, impose additional record keeping or require expanded documentation of the properties of certain products, expanded or different labeling or scientific substantiation.

DILUTION

Dilution means a reduction in value, control or earnings of the shares the investor owns.

Immediate dilution

A development stage company typically sells its shares (or grants options exercisable for its shares) to its founders and early employees at a very low cash cost because they are, in effect, putting their “sweat equity” into the company. When the company seeks cash investments from outside investors, like you, the new investors typically pay a much larger sum for their shares than the founders or earlier investors, which means that the cash value of your stake is diluted because all the shares are worth the same amount, and you paid more than earlier investors for your shares.

Purchasers of our common stock in this Offering will experience an immediate dilution of net tangible book value per share from the public offering price. Dilution in net tangible book value per share represents the difference between the amount per share paid by the purchasers of shares of Common Stock and the net tangible book value per share immediately after this Offering. Our net book value as of June 30, 2021 was $86,621 or $0.00134 per share based on 64,521,826 outstanding shares of Common Stock as of the date of this Offering Circular. Net tangible book value per share equals the amount of our total tangible assets less total liabilities, divided by the total number of shares of our Common Stock outstanding, all as of the date specified.

If the Maximum Offering, at an offering price of $0.01 per share, is sold in this Offering, after deducting approximately $100,000 in offering expenses payable by us, our pro forma adjusted net book value at June 30, 2021 would be approximately $11,900,000 ($0.0094 per share). This amount represents an immediate increase in pro forma net tangible book value of $0.0094 per share to our existing stockholders at the date of this Offering Circular, and an immediate dilution in pro forma net tangible book value of approximately $0.0006 per share to new investors purchasing shares of Common Stock in this Offering at a price of $0.01 per share.

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The following table illustrates the per share dilution to new investors discussed above, assuming the sale of, respectively, 100%, 75%, 50% and 25% of the shares offered for sale in this Offering (before our estimated offering expenses of $100,000) and based on an offering price between $0.005 to $0.01 per share:

$.005 Per Share Offering Price

	25%	50%	75%	100%
Net Value	$3,000,000	$6,000,000	$9,000,000	$12,000,000
# Total Shares	664,571,826	1,264,571,826	1,864,571,826	2,464,571,826
Net Book Value Per Share	$0.0045	$0.0047	$0.0048	$0.0049
Increase in NBV/Share	$0.0045	$0.0047	$0.0048	$0.0049
Dilution to new shareholders	$0.0005	$0.0003	$0.0002	$0.0001
Percentage Dilution to New	9.72%	5.11%	3.46%	2.62%

$0.01 Per Share Offering Price

	25%	50%	75%	100%
Net Value	$3,000,000	$6,000,000	$9,000,000	$12,000,000
# Total Shares	364,571,826	664,571,826	964,571,826	1,264,571,826
Net Book Value Per Share	$0.0082	$0.0090	$0.0093	$0.0095
Increase in NBV/Share	$0.0082	$0.0090	$0.0093	$0.0095
Dilution to new shareholders	$0.0018	$0.0010	$0.0007	$0.0005
Percentage Dilution to New	17.71%	9.72%	6.69%	5.11%

Future dilution

Another important way of looking at dilution is the dilution that happens due to future actions by the company. The investor’s stake in a company could be diluted due to the company issuing additional shares. In other words, when the company issues more shares, the percentage of the company that you own will go down, even though the value of the company may go up. You will own a smaller piece of that company. This increase in number of shares outstanding could result from a stock offering (such as an initial public offering, a subsequent Regulation A offering, a venture capital round, or angel investment), employees exercising stock options, or by conversion of certain instruments (e.g., convertible bonds, preferred shares or warrants) into stock.

If the company decides to issue more shares, an investor could experience value dilution, with each share being worth less than before, and control dilution, with the total percentage an investor owns being less than before. There may also be earnings dilution, with a reduction in the amount earned per share (though this typically occurs only if the company offers dividends, and most early-stage companies are unlikely to offer dividends, preferring to invest any earnings into the company).

This type of dilution might also happen upon conversion of convertible notes into shares. Typically, the terms of convertible notes issued by development stage companies provide that note holders may be able to convert the balance of their convertible notes into shares at a discounted price, or a premium is added to the note allowing for a higher principal balance to be converted into shares than was initially invested. Either way, the holders of the convertible notes get more shares for their money than new investors. In the event that the price drops below the offering price in this offering, the holders of the convertible notes will dilute existing equity holders, even more than the new investors do, because they get more shares for their money. Investors should pay careful attention to the total amount of the convertible notes that the company has issued (and may issue in the future), and the terms of those notes.

If you are making an investment expecting to own a certain percentage of us or expecting each share to hold a certain amount of value, it’s important to realize how the value of those shares can decrease by actions taken by us. Dilution can make drastic changes to the value of each share, ownership percentage, voting control, and earnings per share.

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PLAN OF DISTRIBUTION AND SELLING SHAREHOLDERS

Plan of Distribution

We are seeking to raise up to $12 million in total. We will raise the money through the sale of up to 1,200,000,000 shares of Common Stock. The maximum offering amount is $12 million which represents the value of securities available to be offered as of the date of this Offering Circular. Under Regulation A, we may only offer $20 million in securities during a rolling 12-month period. From time to time, we may seek to qualify additional shares.

We are offering a maximum of 1,200,000,000 shares of Common Stock on a “best efforts” basis.

We are not selling the shares through commissioned sales agents or underwriters. We will use our existing website, www.Torquelb.com, in addition to our SEC filings in connection with this Offering, to provide information with respect to the offering.

We are initially offering our securities in Colorado, but will potentially offer the securities in any other of the United States and Puerto Rico.

Our Offering Circular will be furnished to prospective investors in this offering via download 24 hours a day, 7 days a week on our Torquelb.com website.

Process of Subscribing

You will be required to complete a subscription agreement in order to invest. Investors in Common Stock can complete the subscription agreement on our website or by contacting us at invest@torquelb.com to receive a subscription agreement.

The subscription agreement must be delivered to us and funds for the subscribed amount must be delivered in accordance with the instructions stated in the subscription agreement. Investors will specify whether they will purchase shares via credit card, wire transfer, or ACH transfer. Our registered transfer agent, EQ Shareowner Services, will maintain stockholder information on a book-entry basis.

Investors’ Tender of Funds

We will accept tenders of funds to purchase the shares. We may close on investments on a “rolling” basis (so not all investors will receive their shares on the same date). In the event that the Offering Circular is fully subscribed, any additional subscriptions shall be rejected and returned to the subscribing party along with any funds received.

There are no conditions that we must meet in order to hold a closing. A closing will occur each time we determine to accept funds, which may occur as frequently as each subscription agreement and tender of funds is returned by an investor. Subscriptions are irrevocable, and during the period between an investor’s subscription and a closing, the investor will not have the rights of a shareholder. If the closing does not happen, for whatever reason, including, our dissolution or liquidation, the funds will be returned to the investor.

Tendered funds will only be returned to investors in the event we decide to terminate the offering, in which case we will promptly return to the potential investor any money tendered by such potential investor. Upon each closing, funds tendered by investors will be made available to us for our immediate use. We will provide notice to each investor upon the receipt of funds and upon closing.

Issuance of Shares

The information regarding the ownership of the Common Stock will be recorded with the stock transfer agent.

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USE OF PROCEEDS

The following Use of Proceeds is based on estimates made by management. The Company planned the Use of Proceeds after deducting estimated offering expenses estimated to be $100,000.00. Management prepared the milestones based on four levels of offering raise success: 25% of the Maximum Offering proceeds raised ($3,000,000), 50% of the Maximum Offering proceeds raised ($6,000,000), 75% of the Maximum Offering proceeds raised ($9,000,000) and the Maximum Offering proceeds raised of ($12,000,000) through the offering. The costs associated with operating as a public company are included in all our budgeted scenarios and management is responsible for the preparation of the required documents to keep the costs to a minimum.

Although we have no minimum offering, we have calculated used of proceeds such that if we raise 25% of the offering is budgeted to sustain operations for a twelve-month period. 25% of the Maximum Offering is sufficient to keep the Company current with its public listing status costs with prudently budgeted funds remaining which will be sufficient to complete the development of our marketing package. If the Company were to raise 50% of the Maximum Offering, then we would be able to expand our marketing outside the US. Raising the Maximum Offering will enable the Company to implement our full business. If we begin to generate profits, we plan to increase our marketing and sales activity accordingly.

The Company intends to use the proceeds from this offering as follows:

	If 25% of the Offering is Raised	If 50% of the Offering is Raised	If 75% of the Offering is Raised	If 100% of the Offering is Raised
Brand, Technology and Image Protection	$112,500	$150,000	$200,000	$350,000
Professional fees	142,500	200,000	250,000	450,000
Salaries	780,000	1,125,000	1,350,000	1,678,000
Public company expenses	190,000	200,000	250,000	500,000
Inventory	125,000	250,000	375,000	650,000
Marketing	150,000	980,000	1,173,750	1,617,000
Working Capital	1,400,000	2,995,000	5,301,250	6,655,000
TOTAL	$2,900,000	$5,900,000	$8,900,000	$11,900,000

The expected use of net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve and change. The amounts and timing of our actual expenditures, specifically with respect to working capital, may vary significantly depending on numerous factors. The precise amounts that we will devote to each of the foregoing items, and the timing of expenditures, will vary depending on numerous factors. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering.

In the event we do not sell all of the shares being offered, we may seek additional financing from other sources in order to support the intended use of proceeds indicated above. If we secure additional equity funding, investors in this offering would be diluted. In all events, there can be no assurance that additional financing would be available to us when wanted or needed and, if available, on terms acceptable to us.

The Company reserves the right to change the use of proceeds set out herein based on the needs of the ongoing business of the Company and the discretion of the Company’s management. The Company may reallocate the estimated use of proceeds among the various categories or for other uses if management deems such a reallocation to be appropriate.

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THE COMPANY’S BUSINESS

We are engaged in the business of developing and manufacturing nutritional supplements for third party sellers. Third party sellers will be able to customize and brand our nutritional supplements and resell them to the public. The Company’s business plan is to become the “manufacturing plant” for the nutritional supplement business. We will add value by manufacturing nutritional supplements and becoming the “back office” of our clients.

We plan to manufacture all of our products from natural ingredients in compliance with U.S. Food and Drug Administration (“FDA”) laws and regulations. We intend to package our nutritional supplements in different forms, such as tablets, gummies, capsules, and powders. We anticipate that all of our products will be GMO-free,

We aim to successfully operate by understanding and predicting consumer requirements and adapting to a changing market. We are working to develop and maintain a broad global presence, size and scope, and the capacity to invest in the long run, which we believe will be advantageous to the long-term viability of the business.

We are working to provide consistent value to customers, partners, and investors in the short and long term, with a forward-looking approach, hence, the initiative to develop high quality nutritional supplements.

Principal Products and Services

Our products are still in the developmental stage, but our aim is to produce vitamins and supplements in a way that it will be easy for consumers to ingest. We intend to design our products such that they contain ingredients that are formulated to be used to supplement diets. We are designing our supplements to provide a wide variety of sport food supplements with the goal of setting the benchmark in the areas of quality, product distribution, customer support, and satisfaction.

Metabolic Enhancer

We intend our Metabolic Enhancer to be a stimulant-free weight loss supplement. The plan is to develop the supplement as an aid to weight loss using a formula that would attempt to assist with carbohydrate intake control, enhanced blood sugar regulation, and by boosting thyroid function. The contemplated design uses a proprietary blend of gugglesterones to boost thyroid function and Vitamin B complex to achieve these objectives.

KETO MRP

We intend our Keto-MRP to be a meal replacement supplement. We anticipate targeting individuals following a ketogenic diet by designing our Keto-MRP as a meal replacement supplement that is high in fats, moderate in proteins, and low in carbohydrates. We want to design our Keto-MRP to be easy to prepare, great tasting, and derive its caloric content mostly from fat and protein consistent with most ketogenic diet plans.

Fat Burn Tablets

We intend our Fat Burner to help shed unwanted fat by designing it to dramatically increase core temperature to facilitate rapid caloric burn. The conceived design would use the ECA stack effect, fat burn substitutes, several Beta Adrengenic Agonists for ephedra, use several forms of caffeine, and add white willow bark to thin the blood. When combined with cardio, the tablets would be designed to help increase sweat and heart rate to facilitate the fat burning process.

RPM (Pre-Workout and Recovery)

We intend our Pre-Workout and Recovery supplement to be designed in collaboration with athletes and trainers with the goal of developing a product that would offer sustained energy for training, without detrimental side effects like the jitters that are associated with other workout supplements. The product will be intended to target increasing mental focus during training, endurance, and the capacity to increase the capacity to exercise and consequently the ability to build lean muscle.

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Market

Global Dietary Supplements Market

In 2016, the dietary supplements market, in which our products are classified, was valued at $133.1 billion and forecasted to experience substantial growth in the coming years. The American National Standards Institute project the market to reach $220 billion by 2021 and $242 billion by 2025. (“Dietary Supplements Market: Executive Summary,” April 11, 2018).

This growth is mainly due to the increase in lifestyle diseases and changing mindset toward preventive healthcare worldwide. Globally, the market is also growing rapidly as a result of the rising prevalence of chronic diseases such as arthritis, cardiovascular problems, diabetes etc. and the favorable outlook towards medical nutrition. Other factors fueling the growth of the market include increasing preference for sports activity as an academic curriculum in education systems and the positive outlook towards sports nutrition. The report observed that individuals taking on hectic jobs and leading busy lifestyles will always need dietary supplements to balance the burden of busy lifestyles.

Rising awareness regarding personalized nutritional products should help to fuel the demand for the dietary supplement market. In addition, technological advancements and an increasing investment in research and development of functional foods and supplement products could likely help grow the dietary supplement market.

Functional Food and Nutraceuticals Market in the United States

By definition, functional food has similar appearance with conventional food since it is consumed as part of a usual diet. It is demonstrated to have physiological benefits and/or help to reduce the risk of chronic disease beyond basic nutritional functions. They can be regarded as ingredients that offer health benefits that extend beyond their nutritional value. Some types contain supplements or other additional ingredients designed to improve health.

On the other hand, a nutraceutical is a product that is purified from foods that is generally sold in medicinal forms not usually associated with foods. A nutraceutical is believed to have a physiological benefit or provide protection against chronic disease.

Based upon a report in 2019, the graph below estimates that the United States nutraceutical market was worth approximately $71.73 billion in 2017, and is anticipated to rise to $133.4 billion by 2025 which is more than double of the value in 2014. (Graph available at https://www.statista.com/statistics/910097/us-market-size-nutraceuticals/)

The millennials focus on health, fitness, nutrition, and convenience have been the attributed to growth of the market. Additionally, increasing number of health and fitness clubs, the need to battle various diet-related health issues among the young and the old, as well as the motivation among younger generations to stay fit will continue to support the growth of the market.

There is an ongoing shift from treating diseases and illnesses to the adoption of several other measures that can help to prevent or alleviate diseases from the onset. Consequently, this has led to the substantial rise in the nutraceutical market.

Dietary supplements play an important role in the overall health and wellness of Americans. Without doubt, they have become mainstream. Already, 77 percent of U.S. adults take dietary supplements and below are some facts about the dietary supplement consumption in the US:2

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United States Dietary Supplements Market

The dietary supplements market is a sub-category of the Functional Food and Nutraceuticals. Our products are part of this dietary supplements market. In the United States, in 2016, dietary supplement sales reached $31.7 billion. By 2020, that figure is estimated to reach $41.4 billion, representing a 30% increase. It is estimated that the dietary supplement market will exceed $50 billion by 2023.

Within the dietary supplements market, Sports supplements will record the fastest growth rate (8.3%), followed closely by the practitioner market (8%), herbal supplements (6.8%) and vitamins (4.6%). The growth in the US dietary supplements market is attributed to the surge in the geriatric population, the adoption of dietary supplements, and an increasing preventative healthcare measure.4

Brand Development

We are working to develop products that are potent and able to perform based on the consumers expectations. To ensure our products meet these standards, we plan to develop various processes to test the purity, potency, and quality of the products we develop. This will allow us to obtain constructive feedback from consumers to help our products obtain the brand recognition we seek.

Part of developing our brand will be the placement of our products. To this end, we intend to market to, and work with, athletes, trainers, and other fitness professionals to best build our brand within our target community. This may include us participating in product demonstrations, fitness conferences, and other fitness and sporting events. We plan to take the feedback and other information we obtain from these sources and product testing to develop confidence in our brand.

Target Market

Our products are targeting American males and females who fall in the age group 18 – 45 years.

Although PEW's research of 2019 identified the American millennials to be people aged 23 – 38 however, our target audience of people between 18 and 45 years belong to this defined age range for millennials and by extension some of them are a little below this range while others are a little above the millennial range.

The American millennial population is growing at a fast pace and has surpassed the “baby boomers” generation. Based on population estimates by United States Census Bureau, millennials outnumbered baby boomers by 72.1 million to 71.6 million as of July 2019. By 2033, Millennials are expected to reach 74.9 million.5

__________

2 https://www.crnusa.org/newsroom/dietary-supplement-use-reaches-all-time-high

3https://share.ansi.org/Shared%20Documents/Dietary%20Supplements/Dietary%20Supplements%20Executive%20Summary_final.pdf

4 https://www.marketwatch.com/press-release/covid-19-impact-affects-dietary-supplements-market-globally-in-2020-2020-06-04

5 https://www.weforum.org/agenda/2020/04/millennials-overtake-baby-boomers-largest-generation-america/

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We believe this is the optimal target group for our products because millennials tend to be well-informed and better educated than other age groups, a factor which is associated with being employed and financially stable. Additionally, there is a gap in earning power between those with a college degree and those with only high school education. To this end, about one-third of millennial men and about 43% of millennial women have at least a bachelor’s degree. As a result, 72% of millennials are employed, the highest among all generations (3% of millennials are unemployed and 25% of millennials are not in the labor force). Millennials with high school diploma or its equivalent have roughly $31,300 median earnings. Those who did not finish college or with associate degree have their median earnings at $36,000 whereas those with bachelor’s degree or higher earn $56,000 as their annual median income.6

They also enjoy leisure, love to keep fit, and are health conscious. Therefore, we will be targeting this unique group that tends to favor foods with less artificial ingredients as well as maintain good health through supplements that refresh physically and mentally.

Competition

We believe our supplements will compete with various products that boost the immune system, fight premature aging, promote recovery from exercise, and others that enhance overall health.

Our Advantages

Our goal is to be a trustworthy source for products that improve the quality of life of our customers. We believe we can fill this role by, among other things:

·	Establishing high-volume supplement manufacturing capabilities and turnaround which allows us to benefit from economies of scale and play with pricing to beat competition;

·	creating nutritional supplements that revitalize the body;

·	demanding stringent quality standards, beginning with raw material sourcing all the through to distribution;

·	avoiding the use of Genetically Modified Organisms (GMO) and making our products 100% free of GMO ingredients;

·	complying with the National Organic Program; and

·	ensuring our manufacturing facilities adhere to high levels of sanitation and cleanliness.

__________

6 https://www.pewsocialtrends.org/essay/millennial-life-how-young-adulthood-today-compares-with-prior-generations/

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Intellectual Property

We may rely on a combination of patent, trademark, copyright, and trade secret laws in the United States as well as confidentiality procedures and contractual provisions to protect our proprietary technology, databases, and our formulas. Despite these reliances, we believe the following factors are more essential to establishing and maintaining a competitive advantage:

·	the technological skills of our service operations and research and development teams;

·	the expertise and knowledge of our service operations and research and development teams;

·	the real-time connectivity of our service offerings;

·	the continued expansion of our proprietary technology; and

·	a continued focus on the improved financial results of our clients.

We have a policy of requiring key employees and consultants to execute confidentiality agreements upon the commencement of an employment or consulting relationship with us. Our employee agreements also require relevant employees to assign to us all rights to any inventions made or conceived during their employment with us. In addition, we have a policy of requiring individuals and entities with which we discuss potential business relationships to sign non-disclosure agreements. Our agreements with clients include confidentiality and non-disclosure provisions.

Regulation

The supplement industry is subject to several regulatory regimes and entities. The actions of these entities may limit or prohibit our plans to develop our products and market. The FDA or other agencies could take actions against products or product ingredients that, in their determination, present an unreasonable health risk to consumers that would make it illegal for us to sell such products. Such actions or warnings could be based on information received through FDC Act-mandated reporting of serious adverse events. The failure of such products to comply with applicable regulatory and legislative requirements could prevent us from marketing the products or require us to recall or remove such products from the market, which in certain cases could materially and adversely affect our business strategy, our marketing, financial condition and results of operations. A removal or recall could also result in negative publicity and damage to our reputation that could reduce future demand for our products. See the “RISK FACTORS” section for additional risks related to regulation.

Litigation

We are not involved in any litigation, and our management is not aware of any pending or threatened legal actions relating to our intellectual property, conduct of our business activities, or otherwise.

Property

We do not currently own or lease any property. Upon completion of this Offering, we intend to lease adequate space to develop or products and operate our business. As outlined in the “USE OF PROCEEDS” section, payment for the lease will come from part of the proceeds from this offering.

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 Overview

American Metabolix – Sensatus Group LLC

On January 20, 2021, the Company purchased the assets of the American Metabolix brand from Sensatus Group LLC for $1,000,000. The purchase price was $200,000 in cash, an $800,000 in a promissory note and a two percent royalty for two years. The Company received the American Metabolix brand, American Metabolix formula, inventory, customer lists and accounts receivable. The Company placed all of the acquired assets into its wholly owned subsidiary American Metabolix, Inc.

Joint Venture with Zero Day Nutrition

On June 16, 2021, the Company entered into a 51% joint venture ownership of a new manufacturing facility (the “JV”) with leading contract manufacturer Zero Day Nutrition Company ("Zero Day"). The Company entered into this joint venture with Zero Day to develop and sell nutritional products on behalf of third party sellers.

Forward Stock Split

On July 8, 2021, the Company engaged in a forward stock split in which each shareholder of Company common stock received three (3) shares for each share owned.

Sale of American Metabolix Inc.

On September 2, 2021, the Company sold its wholly-owned subsidiary American Metabolix Inc. for $1,300,000.00 to GenTech Holdings Inc. (“GTEH”). GTEH is owned by Supplement Group (Europe) Ltd. Supplement Group (Europe) Ltd. is owned by David Lovatt and Leonard K. Armenta, Jr., the CEO and Treasurer of the Company. The purchase price consisted of $500,000.00 in cash and divestiture of $800,000.00 of current Company liabilities.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read in conjunction with the unaudited financial statements and the notes thereto included in this Offering Circular. The following discussion contains forward-looking statements. Actual results could differ materially from the results discussed in the forward-looking statements. See “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” above.

Operating Results

Torque Lifestyle Brands, Inc. was incorporated on May 10, 1999 in the State of Colorado. We were originally incorporated as Tensleep Design, Inc. With our name change and corporate reinstatement on April 19, 2020 and subsequent name change on July 27, 2020, we engaged in a strategic pivot to focus on and develop our nutritional supplements. We expect our supplements to be our primary source of revenue going forward.

2021 Compared to 2020

Results of Operations for Years Ended June 30, 2021 and 2020.

The following summarizes the results of our operations for year ended June 30, 2021 as compared to year ended June 30, 2020:

	Year Ended June 30,
	2021	2020	$ Change

Net sales	$280,193	$–	$280,193
Cost of sales	132,707		132,707
Gross profit	147,486	–	147,486

Operating expenses:
Management and administrative services fees to related party	365,500	–	365,500
Consulting fees	512,000	–	512,000
Legal and accounting fees	50,981	–	50,981
Reinstatement fees	–	40,000	(40,000)
Amortization of customer lists asset	111,111	–	111,111
Other	114,285	–	114,285
Total operating expenses	1,175,265	40,000	1,135,265

Net loss	$(1,027,779)	$(40,000)	$987,779

Revenues

During the years ended June 30, 2021 and 2020, we generated $ 280,193 and $ 0 in revenue respectively.

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Operating Expenses

Our total operating expenses for the year ended June 30, 2021 amounted to $1,027,779, which represented an increase of $987,779, or 2,469%, from the expenses in 2020. The increase in operating expenses is primarily due to an increase of $ 987,779 in 2021 to operate the company. Previously, the company had no operations.

Other Income, Net

Other income, net in 2021 amounted to $0, which represented an increase of $0 from the amount in 2020.

Liquidity and Capital Resources

We have $ 1,077,177 as outstanding loans as of June 30, 2021 out of which $ 600,000 relate to acquisition of subsidiary of the company. As of June 30, 2021, consolidated cash and cash equivalents were $236,326. To date, our activities have been funded from the issuance of stock for services and other sweat equity of our management team.

We believe that with the funds from our regulation A offerings, we will have the capital available to sufficiently run our operations until we begin to generate positive cash flows from operations. Depending on the amount raised in future equity offerings, we may need to raise additional funds, either in other securities offerings or from banks or other lenders. We do not currently have access to any line of credit or other sources of bank funding.

We currently have no material commitments for capital expenditures.

Cash Flows

As of June 30, 2021, we had $ 236,326 as cash and cash equivalents, with the $ 0 as of June 30, 2020. The following summarizes our cash flow activities for 2021 and 2020.

Cash used in operating activities was $1,150,450 in 2021, as compared to $0 in 2020. The increase in cash used in operations was primarily due to an increase in operations in 2021 as compared to 2020, as well as an increase in inventory as of June 30, 2021 as compared to the previous year.

Cash used in investing activities was $ 4,792 during the year ended June 30, 2021, as compared to $0 in year ending June 30, 2020. During 2021, cash used in investing activities consisted primarily of increase in fixed assets of $4,792.

Cash provided by financing activities was $ 1,251,577 in the year ended June 30, 2021, as compared to $ 0 in year ended June 30, 2020. In 2021, we had proceeds from sale of common stock.

Our ability to continue as a going concern on a long-term basis is dependent upon our ability to generate sufficient cash flow from operations to meet our obligations on a timely basis, to obtain additional financing and ultimately attain profitability.

Trend Information

We are operating in a new industry and there is a level of uncertainty about how fast the volume of activity will increase and how future regulatory requirements may change the landscape. For those reasons and because we are still in the infancy of these new regulations, we expect to continue to incur losses until such time that our product marketing and distribution channels can distribute our products to our customers to the extent it can generate sufficient revenues to cover our costs.

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Impact of COVID-19

The outbreak of Covid-19 forced people across the world to stay indoors thus sprouting medical, social and economic challenges. Production and other business activities were put on hold as a result. Many cities across the world were on complete shutdown between the first and second quarter of the year 2020 thus making the source of livelihood unbearable for many. Some regions witnessed food shortages which presented possible risks for infections.

However, the dietary supplements market has shown resilience amidst the coronavirus pandemic. The industry is bracing up for new concepts in how marketing, research, manufacturing, and distribution is conducted. The dietary supplements landscape is being reshaped. Companies who had relied on suppliers overseas for their raw materials and production now have to strategize and produce more goods locally due to regional restrictions on trades, shipping price hikes, etc.

DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

As of September 27, 2021, our directors, executive officers and significant employees were as follows:

Name	Position	Age	Term of Office (if indefinite, give date appointed)	Approximate hours per week (if part- time)/full-time
Executive Officers:
David Lovatt	CEO and President	47	July 13, 2020, Indefinitely	25
Leonard Armenta	Treasurer/Secretary	45	July 13, 2020, Indefinitely	25

Directors:
David Lovatt	Director and Chairman	47	July 13, 2020, Indefinitely
Leonard Armenta	Director	45	July 13, 2020, Indefinitely

David Lovatt, CEO and Chairman

David Lovatt became our Chief Executive Officer and Director on July 13, 2020. On October 4, 2013, Mr. Lovatt became CEO of GenTech Holdings, Inc. (f/k/a Pocket Games, Inc.) and remains in that position. From November 10, 2010 to December 1, 2013. Mr. Lovatt was the chief operating officer of DNA Dynamics, Inc. His responsibilities included overseeing product development and operations. From September 1, 2008 until February 1, 2011, Mr. Lovatt was the chief executive officer of Cloud Centric System Inc. Mr. Lovatt has a Bachelor’s degree from the University of Huddersfield, in West Yorkshire, England.

Leonard Armenta, Secretary, Treasurer, and Director

Leonard K. Armenta, Jr. became a director on July 13, 2020. Since July 2020, Mr. Armenta has been the CEO of SINFIT Nutrition, a functional food company and Secret Javas, a premium coffee company. From August 2015 until June 2018, Mr. Armenta was the CEO of Intensity Nutrition. From May 2013 until July 2015, Mr. Armenta served as Executive Vice President of Business Development for Creative Edge Nutrition, a sports nutrition company. From July 2008 until May 2012, Mr. Armenta served as COO and Executive Vice President of Muscle Pharm. From April 1999 until July 2008, Mr. Armenta was an owner of Colorado Sports Innovations Consulting, which assisted companies in branding and revenue growth strategies.

Furthermore, as a way to oversee the business activities and its environments, we intend to employ a COO. In addition, we plan to hire up to four staff members who work in the production, sales and distribution units of the business.

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COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

For the fiscal year ended June 30, 2021, we compensated our only directors and executive officers as follows:

Name	Capacities in which compensation was received	Cash compensation ($)	Other compensation ($)	Total compensation ($)(1)
David Lovatt	Chief Executive Officer	$-0-	$-0-	$-0-
Leonard Armenta	Secretary/Treasurer	$-0-	$-0-	$-0-

(1)	In fiscal year 2021, neither of our two directors received compensation in their capacity as executive officers or directors.

Mr. Lovatt and Mr. Armenta are the owners of Supplement Group (Europe) Ltd. (“SGL”). The Company has a Management and Administrative Services Agreement (“MAS”) with SGL to provide administrative services for the Company. Pursuant to the terms of the MAS, SGL provides staffing, marketing, administrative services and warehouse space to the Company. The Company pays SGL $20,000.00 monthly as compensation for its services.

 PRINCIPAL STOCKHOLDERS

The following table sets forth information as to the shares of Common Stock beneficially owned as of September 7, 2021, by (i) each person known to us to be the beneficial owner of more than 10% of our Common Stock; (ii) each Director; (iii) each Executive Officer; and (iv) all of our Directors and Executive Officers as a group. Unless otherwise indicated in the footnotes following the table, the persons as to whom the information is given had sole voting and investment power over the shares of Common Stock shown as beneficially owned by them. Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act, which generally means that shares of Common Stock subject to options currently exercisable or exercisable within 60 days of the date hereof are considered to be beneficially owned, including for the purpose of computing the percentage ownership of the person holding such options, but are not considered outstanding when computing the percentage ownership of each other person. The footnotes below indicate the amount of unvested options for each person in the table. None of these unvested options vest within 60 days of the date hereof.

Shareholder	Class of Stock	No. of Shares	% of Class	Voting Rights	% of Voting Rights (1)	% Voting Rights Post Offering(2)
David Lovatt	Common (3)	45,000,000	69.6%	45,000,000	14%	0.7%
	Preferred A (3)	1	100%	56,000,000,000	80.00%	80.00%
Leonard K. Armenta Jr.	Common (3)	45,000,000	69.6%	45,000,000	14%	0%
	Preferred A (3)	1	100%	56,000,000,000	80.00%	80.00%
Supplement Group (Europe) LTD	Common (3)	45,000,000	69.6%	45,000,000	14%	0.7%
	Preferred A (3)	1	100%	56,000,000,000	80.00%	80.00%
All Officers and Directors					94.00%	80.7%

(1) Based on a total of 64,571,826 shares of Common Stock outstanding as of September 1, 2021.

(2) Assumes all shares offered are sold.

(3) David Lovatt, the Company’s Chief Executive Officer and Leonard K. Armenta Jr., the Company’s Secretary and Treasurer each own 50% of Supplement Group (Europe) LTD (“SGL”). SGL owns 1 share of Series A Preferred Share of the Company. SGL owns 45,000,000 shares of the Company. SGL controls 80% of the voting shares of the Company.

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INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

David Lovatt, the Company’s Chief Executive Officer and member of the Company’s Board of Directors, owns 50% of Supplement Group (Europe) LTD (“SGL”). Leonard K. Armenta Jr., the Company’s Treasurer, Secretary and member of the Company’s Board of Directors owns 50% of SGL. SGL owns the sole Series A Preferred Share of the Company. SGL, through its ownership of the Company’s Series A Preferred Stock, controls 80% of the voting shares of the Company.

The Company has a Management and Administrative Services Agreement (“MAS”) with SGL to provide administrative services for the Company. Pursuant to the terms of the MAS, SGL provides staffing, marketing, administrative services and warehouse space to the Company. The Company pays SGL $50,000.00 monthly as compensation for its services.

SECURITIES BEING OFFERED

General

We are offering Common Stock to investors in this Offering. The following descriptions summarize important terms of our capital stock. This summary does not purport to be complete and is qualified in its entirety by the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws, drafts of which have been filed as Exhibits to the Offering Statement of which this Offering Circular is a part. For a complete description of our capital stock, you should refer to our Amended and Restated Certificate of Incorporation and our Bylaws, as amended and restated, and applicable provisions of the Colorado Revised Statutes.

Our authorized capital stock consists of 2,000,000,000 shares of Common Stock, $0.001 par value per share, and 100 shares of Preferred Stock, $0.001 par value per share, all of which are designated as Series A Preferred Stock.

As of September 1, 2021, our issued and outstanding shares included 64,571,826 shares of Common Stock and 1 shares of Series A Preferred Stock.

Common Stock

Dividend Rights

Holders of Common Stock are entitled to receive dividends, as may be declared from time to time by the board of directors out of legally available funds, unless a dividend is paid with respect to all outstanding shares of Preferred Stock in an amount equal or greater than the amount those holders would receive on an as-converted basis to Common Stock. We have never declared or paid cash dividends on any of our capital stock and currently do not anticipate paying any cash dividends after this offering or in the foreseeable future.

Voting Rights

Each holder of Common Stock is entitled to one vote for each share on all matters submitted to a vote of the shareholders, including the election of directors, but excluding matters that relate solely to the terms of a series of Preferred Stock.

Right to Receive Liquidation Distributions

In the event of our liquidation, dissolution, or winding up, after the payment of all of our debts and other liabilities and the satisfaction of the liquidation preferences granted to the holders of Preferred Stock, the holders of Common Stock and the holders of Preferred Stock (calculated on an as-converted to Common Stock basis) will be entitled to share ratably in the net assets legally available for distribution to shareholders.

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Additional Rights and Preferences

Holders of Common Stock have no preemptive, conversion, anti-dilution or other rights, and there are no redemptive or sinking fund provisions applicable to Common Stock.

Forum Selection Provision

Section 6 of our Common Stock subscription agreement (which appears as an exhibit to the offering statement of which this offering circular forms a part) provides that any court of competent jurisdiction in the State of New York is the exclusive forum for all actions or proceedings relating to the subscription agreement. However, this exclusive forum provision does not apply to actions arising under the federal securities laws. The jury trial waiver and exclusive forum provisions of the subscription agreement applies only to actions arising under that agreement and does not apply to claims arising from actions not related to this Regulation A offering.

Designations, Preferences, Rights And Limitations of Series A Preferred Stock

Designation And Number Of Shares. 100 shares of Series A Non-Convertible Preferred Stock par value $0.001 per share, are authorized (the “Series A Non-Convertible Preferred Stock” or “Series A Non-Convertible Preferred Shares “).

Dividends. The holders of Series A Preferred Stock shall not be entitled to receive dividends.

Stated Value. Each share of Series A Non-Convertible Preferred shall have a stated value of $1.00.

Conversion or Redemption The shares of Series A Non-Convertible Preferred shall have NO conversion rights into Common Stock.

Liquidation Rights. In the event of any voluntary or involuntary liquidation. dissolution, or winding up of the Corporation the holders of shares of the Series A Non-Convertible Preferred Stock then outstanding shall be entitled to be paid, out of the assets of the Corporation available for distribution to its stockholders whether from capital, surplus or earnings, an amount equal to one dollar ($1.00) per share.

Voting Rights. Except as otherwise required by law or by the Corporation’s Articles of Incorporation, the outstanding shares of Series A Non-Convertible Preferred Stock shall vote together with the shares of Common Stock and other voting securities of the Corporation as a single class and, regardless of the number of shares of Series A Non-Convertible Preferred Stock outstanding and as long as at least one of such shares of Series A Non-Convertible Preferred Stock is outstanding, shall represent eighty percent (80%) of all votes entitled to be voted at any annual or special meeting of shareholders of the Corporation or action by written consent of shareholders. Each outstanding share of the Series A Non-Convertible Preferred Stock shalt represent its proportionate share of the 80% which is allocated to the outstanding shares of Series A Non-Convertible Preferred Stock.

ONGOING REPORTING AND SUPPLEMENTS TO THIS OFFERING CIRCULAR

We are not required to make any ongoing reporting. However, we will be required to file a Form 1-Z within thirty (30) calendar days after the termination or completion of this Regulation A offering.

We may supplement the information in this Offering Circular by filing a Supplement with the SEC.

All these filings will be available on the SEC’s EDGAR filing system. You should read all the available information before investing.

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Limitations on Liability and Indemnification of Officers and Directors

Our Certificate of Incorporation generally limits our officers’ and directors’ personal liability to the Company and its stockholders for breach of a fiduciary duty as an officer or director except for breach of the duty of loyalty or acts or omissions not made in good faith or which involve intentional misconduct or a knowing violation of law. Our Certificate of Incorporation and Bylaws, provide indemnification for our officers and directors to the fullest extent authorized by the Delaware General Corporation Law against all expense, liability, and loss, including attorney's fees, judgments, fines excise taxes or penalties and amounts to be paid in settlement reasonably incurred or suffered by an officer or director in connection with any action, suit or proceeding, whether civil or criminal, administrative or investigative (hereinafter a "Proceeding") to which the officer or director is made a party or is threatened to be made a party, or in which the officer or director is involved by reason of the fact that he is or was an officer or director of the Company, or is or was serving at the request of the Company whether the basis of the Proceeding is an alleged action in an official capacity as an officer or director, or in any other capacity while serving as an officer or director.

The limitation of liability and indemnification provisions in our articles of incorporation and bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty.  These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders.  In addition, your investment may be adversely affected to the extent that, in a class action or direct suit, we pay the costs of settlement and damage awards against directors and officers pursuant to the indemnification provisions in our articles of incorporation and bylaws.

There is currently no pending litigation or proceeding involving any of directors, officers or employees for which indemnification is sought.

Transfer Agent

The Company’s transfer agent is Corporate Stock Transfer (Equiniti Trust Company) with offices at 275 Madison Avenue, 34th Floor, New York, NY 10016. They can be contacted at (303) 282-4800.

SHARE ELIGIBLE FOR FUTURE SALE

Future sales of substantial amounts of our Common Stock in the public market after this offering could adversely affect market prices prevailing from time to time and could impair our ability to raise capital through the sale of our equity securities. We are unable to estimate the number of shares of Common Stock that may be sold in the future.

Upon the successful completion of this offering, we will have 1,264,571,826 outstanding shares of Common Stock if we complete the maximum offering hereunder.  All of the shares sold in this offering will be freely tradable without restriction under the Securities Act unless purchased by one of our affiliates as that term is defined in Rule 144 under the Securities Act, which generally includes directors, officers or 5% stockholders.

PLAN OF DISTRIBUTION

The Offering will be sold by our officers and directors.

This is a self-underwritten offering. This Offering Circular is part of an exemption under Regulation A that permits our officers and directors to sell the Shares directly to the public in those jurisdictions where the Offering Circular is approved, with no commission or other remuneration payable for any Shares sold. There are no plans or arrangements to enter into any contracts or agreements to sell the Shares with a broker or dealer. After the qualification by the Commission and acceptance by those states where the offering will occur, the Officer and Directors intends to advertise through personal contacts, telephone, and hold investment meetings in those approved jurisdictions only. We do not intend to use any mass-advertising methods such as the Internet or print media. Officers and Directors will also distribute the prospectus to potential investors at meetings, to their business associates and to his friends and relatives who are interested the Company as a possible investment, so long as the offering is an accordance with the rules and regulations governing the offering of securities in the jurisdictions where the Offering Circular has been approved. In offering the securities on our behalf, the Officers and Directors will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

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Terms of the Offering

The Company is offering on a best-efforts, self-underwritten basis a maximum of 1,200,000,000 shares of its Common Stock at a price between $0.005 to $0.01.

There is no minimum investment required from any individual investor. The shares are intended to be sold directly through the efforts of our officers and directors. The shares are being offered for a period not to exceed 360 days. The offering will terminate on the earlier of: (i) the date when the sale of all shares is completed, or (ii) 360 days from the effective date of this document. For more information, see the section titled “Plan of Distribution” and “Use of Proceeds” herein.

VALIDITY OF COMMON STOCK

The validity of the securities offered hereby will be passed upon by Donnell Suares, Esq.

EXPERTS

None

REPORTS

As a Tier 1, Regulation A filer, we are not required to file any reports.

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FINANCIAL STATEMENTS

F-1

TORQUE LIFESTYLE BRANDS, INC.

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	As on	As on
	June 30, 2021	June 30, 2020
	Amount in $	Amount in $
Assets
Current Assets
Cash and cash equivalents	$264,187	$–
Accounts receivable	49,337	–
Inventory	254,423	–
Other current assets	750	–

Total Current Assets	568,697	–

Other Assets
Fixed assets, net	4,792	–
Intangible assets, net	800,000	–
Total Other Assets	804,792	–

Total Assets	$1,373,489	$–

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accounts payable	$23,169	$–
Due to shareholders	427,177	–
Taxes payable	312	–
Other current liabilities	35,007	–
Total Current Liabilities	485,665	–

Non-Current Liabilities
Long term debt	600,000	–
Total Non-Current Liabilities	600,000	–

Total Liabilities	1,085,665	–

MEMBERS' EQUITY
Series A convertible preferred stock; 10,000,000 authorized; par value 0.001 400,000 and 400,000 issued and outstanding as of June 30, 2021 and June 30, 2020, respectively	400	400
Common stock 500,000,000 authorized; par value $0.001; 20,173,942 and 149,449,998 shares issued and outstanding at June 30, 2021 and June 30, 2020, respectively	169,250	149,450
Additional paid in capital	1,115,975	(78,625)
Retained earnings	(997,801)	(71,225)
Total stockholders' equity	287,824	–

Total Liabilities and stockholders' equity	$1,373,489	$–

The accompanying notes are an integral part of these financial statements.

F-2

TORQUE LIFESTYLE BRANDS, INC.

STATEMENTS OF OPERATIONS

(Unaudited)

	For the years ended
	June 30, 2021	June 30, 2020
	Amount in $	Amount in $

Revenue	$376,627	$–
Cost of revenue	130,013	–
Gross profit	246,614	–
Operating expenses:
Advertising & marketing	73,156	–
Bank charges & fees	697	–
Contractors	12,534	–
Dues & subscriptions	64,499	–
Reinstatement fees	40,000	40,000
OTC market fees	8,000	–
Legal & professional services	951,021	–
General and administrative	26,220	–
Other - net	68,288	18,847
Total expenses	1,244,415	58,847

Net loss	$(997,801)	$(58,847)

The accompanying notes are an integral part of these financial statements.

F-3

TORQUE LIFESTYLE BRANDS, INC.

CONSOLIDATED STATEMENT OF CASH FLOWS

	For the years ended
	June 30, 2021	June 30, 2020
	Amount in $	Amount in $

Cash Flows from Operating Activities
Net loss	$(997,801)	$(58,847)
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization	–	(1,316)
Accounts receivable (A/R)	(49,338)	2,983
Accounts payable (A/P)	23,169	(3,875)
Inventory	(254,423)	–
Taxes payable	312	–
Other current assets	(750)	–
Other current liabilities	35,007	–
Series A preferred stock issued for services	–	400
Inventory written off	–	1,162
Taxes payable	–	(1,628)

Total adjustments to reconcile net income to net cash provided by operating activities:	(246,022)	(2,274)

Net cash used in operating activities	(1,243,823)	(61,121)

Cash flows from investing activities

Purchase of machinery and equipment	(4,792)	–
Intangible assets	(800,000)	–
Fixed assets written off	–	30,261
Intangible assets written off	–	35,197

Net cash used in investing activities	(804,792)	65,458

Cash flows from financing activities
Due to shareholders	427,177	(5,712)
Additional paid in capital	1,115,975	39,600
Common stock	169,250	–
Preferred stock	400	–
Long term debt	600,000	(8,342)
Loan agreements	–	(23,645)
Credit cards payable	–	(6,239)

Net cash provided by financing activities	2,312,802	(4,338)

Net increase in cash and cash equivalents	264,187	(1)
Cash and cash equivalents at the beginning of the year	–	1
Cash and cash equivalents at the end of the year	$264,187	$–

The accompanying notes are an integral part of these financial statements.

F-4

TORQUE LIFESTYLE BRANDS, INC.

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

(Unaudited)

	Series A Preferred Stock		Common Stock		Additional Paid-In	Accumulated	Total Stockholders' Equity
	Shares	Amount	Shares	Amount	Capital	Deficit	(Deficit)

Balance, June 30, 2019	–	$–	149,449,998	$149,450	$(118,225)	$(12,378)	$18,847
Issuance of Series A preferred stock for services	400,000	400	–	–	39,600	–	40,000
Net loss for the year ended June 30, 2020	–	–	–	–	–	(58,847)	(58,847)
Balance, June 30, 2020	400,000	$400	149,449,998	$149,450	$(78,625)	$(71,225)	$(0)
400 to 1 Reverse stock split	–	–	(149,076,056)	–	–	–	–
Net loss for the three months ended, September 30, 2020	–	–	–	–	–	(23,477)	(23,477)
Balance, September 30, 2020	400,000	$400	373,942	$149,450	$(78,625)	$(94,702)	$(23,477)
Net loss for the quarter ended, December 31, 2020	–	–	–	–	–	(29,011)	(29,011)
Balance, December 31, 2020	400,000	$400	373,942	$149,450	$(78,625)	$(123,713)	$(52,488)
Issuance of common stock	–	–	18,300,000	18,300	821,700	–	840,000
Net loss for the quarter ended, March 31, 2021	–	–	–	–	–	(260,687)	(260,687)
Balance, March 31, 2021	400,000	$400	18,673,942	$167,750	$743,075	$(384,400)	$526,825
Issuance of common stock	–	–	1,500,000	1,500	372,900	–	374,400
Net loss for the quarter ended, June 30, 2021	–	–	–	–	–	(613,401)	(613,401)
Balance, June 30, 2021	400,000	$400	20,173,942	$169,250	$1,15,975	$(997,801)	$287,824

The accompanying notes are an integral part of these financial statements.

F-5

TORQUE LIFESTYLE BRANDS, INC.

NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED JUNE 30, 2021

Note 1 - Organization and Description of Business

Torque Lifestyle Brands, Inc. (Formerly known as Commodore International Corporation, Reunite Investments, Inc., Yeahronimo Media Ventures Inc., Commodore Inc., Yeahronimo Media Ventures, Inc., Tensleep Technologies, Inc. and Tensleep Design, Inc.) (A Colorado Corporation) (the “Company”) was incorporated under the laws of the state of Colorado on May 10, 1999 as Tensleep Design, Inc. At the time of incorporation, the Company had 21,000,000 shares of stock authorized, 20,000,000 common shares and 1,000,000 preferred shares. The preferred shares had no designation of rights or privileges.

The Company filed their last annual report (For the year ended September 30, 2000) on December 03, 2001 and thereafter filed the Form 15-12G, Notice of Termination of Registration, on December 27, 2001. On April 14, 2020, the 2nd Judicial District Court in Denver County ordered to appoint “Small Cap Compliance, LLC” as custodian for the Company. On April 15, 2020, Rhonda Keaveney was appointed as interim officer and director.

The Company was reinstated on April 19, 2020, and the custodian filed an amendment to the Articles of Incorporation with the Colorado Secretary of State to raise the authorized number of common shares to 500,000,000, par value $ 0.001, from 150,000,000 and designate the Series A Preferred Stock to 10,000,000, par value $ 0.001, from 5,000,000 (voting and conversion rights 1 for 1,000). Ms. Keaveney issued 400,000 shares of Preferred A stock to Small Cap Compliance, LLC for services paid on behalf of the Company.

On July 13, 2020, Small Cap Compliance, LLC entered into a Stock Purchase Agreement with David Lovatt and Leonard Armenta. As a result, the shares were transferred (200,000 each to David Lovatt and Leonard Armenta), and a change of control occurred. Rhonda Keaveney resigned her positions as CEO, Treasurer, Secretary, and Director. David Lovatt was appointed President, CEO, and Director and Leonard Armenta was appointed Secretary, Treasurer, and Director.

The Company filed a Certificate of Amendment with the Colorado Secretary of State on July 27,2020 to change its name to Torque Lifestyle Brands, Inc. and effect a 1 for 400 reverse stock splits. Consequently, the stock symbol of the company was also changed to “TQLB” (from “CDRL”) after FINRA’s approval.

Torque Lifestyle Brands, Inc. is to become a recognized brand name in the supplements production industry with its headquarters in the United States of America. Its Nutritional Supplements offering is founded in 2020. Torque Nutritional Supplements, a subsidiary of Torque Lifestyle Brands, is set to be a global manufacturing company known for its unique production of nutritional supplements, specifically targeting sportspersons.

Our range of products will include Torque Metabolic Enhancer, Torque Source of Protein, Torque Fat burn tablets, and Torque Pre-workout & Recovery, which will be manufactured from natural ingredients in compliance with FDA regulation. Our products will be manufactured for the US market at the initial stage and sold to distribution partners in the nutritional supplements market, big players in the fast-moving consumer goods industry, big box retailers and fitness clubs. The next phase will see us expanding to markets outside the US including United Arab Emirates, Singapore, and South America.

On May 18, 2021, the company changed its status of shell and filed Information statement with OTC markets. The company is no longer a shell company as at June 30, 2021.

The Company has elected June 30 as its year end.

F-6

TORQUE LIFESTYLE BRANDS, INC.

NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED JUNE 30, 2021

Note 2 - Going Concern

The Company’s financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern that contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not established any source of revenue to cover its operating costs. These conditions raise substantial doubt about the company’s ability to continue as a going concern Company will engage in very limited activities without incurring any liabilities that must be satisfied in cash until a source of funding is secured. The Company will offer noncash consideration and seek equity lines as a means of financing its operations. If the Company is unable to obtain revenue producing contracts or financing or if the revenue or financing it does obtain is insufficient to cover any operating losses it may incur, it may substantially curtail or terminate its operations or seek other business opportunities through strategic alliances, acquisitions or other arrangements that may dilute the interests of existing stockholders.

Note 3 - Summary of Significant Accounting Policies

Basis of Presentation

The Financial Statements and related disclosures have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). The Financial Statements have been prepared using the accrual basis of accounting in accordance with Generally Accepted Accounting Principles (“GAAP”) of the United States (See Note 2) regarding the assumption that the Company is a “going concern”.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. In the opinion of management, all adjustments necessary in order to make the financial statements not misleading have been included. Actual results could differ from those estimates.

Cash Equivalents

The Company considers all highly liquid investments with maturities of three months or less to be cash equivalents. Consolidated cash and cash equivalents at June 30, 2021 and June 30, 2020 were $ 307,180 and $0 respectively.

Income Taxes

The Company accounts for income taxes under ASC 740 “Income Taxes.” Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

F-7

TORQUE LIFESTYLE BRANDS, INC.

NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED JUNE 30, 2021

Basic Earnings (Loss) Per Share

The Company computes basic and diluted earnings per share amounts in accordance with ASC Topic 260, Earnings per Share. Basic earnings per share is computed by dividing net income (loss) available to common shareholders by the weighted average number of common shares outstanding during the reporting period. Diluted earnings per share reflects the potential dilution that could occur if stock options and other commitments to issue common stock were exercised or equity awards vest resulting in the issuance of common stock that could share in the earnings of the Company.

Fair Value of Financial Instruments

The Company’s balance sheet includes certain financial instruments. The carrying amounts of current assets and current liabilities approximate their fair value because of the relatively short period of time between the origination of these instruments and their expected realization.

The Company follows FASB Accounting Standards Codification (ASC) 820 “Fair Value Measurements and Disclosures” which defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

•	Level 1 - Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

•	Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

•	Level 3 - Inputs that are both significant to the fair value measurement and unobservable.

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of June 30, 2021 and June 30, 2020. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values due to the short-term nature of these instruments. These financial instruments include accounts receivable, other current assets, accounts payable and current liabilities.

Share Based Expenses

ASC 718 “Compensation - Stock Compensation” prescribes accounting and reporting standards for all share-based payment transactions in which employee services are acquired. Transactions include incurring liabilities, or issuing or offering to issue shares, options, and other equity instruments such as employee stock ownership plans and stock appreciation rights. Share-based payments to employees, including grants of employee stock options, are recognized as compensation expense in the financial statements based on their fair values. That expense is recognized over the period during which an employee is required to provide services in exchange for the award, known as the requisite service period (usually the vesting period).

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of ASC 505-50, “Equity - Based Payments to Non- Employees.” Measurement of share-based payment transactions with non-employees is based on the fair value of whichever is more reliably measurable: (a) the goods or services received; or (b) the equity instruments issued. The fair value of the share-based payment transaction is determined at the earlier of performance commitment date or performance completion date.

F-8

TORQUE LIFESTYLE BRANDS, INC.

NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED JUNE 30, 2021

Related Parties

The Company follows ASC 850, Related Party Disclosures, for the identification of related parties and disclosure of related party transactions.

No transaction was carried out by the Company with the related parties for the year ended June 30, 2021.

Recently Issued Accounting Pronouncements

Except for rules and interpretive releases of the SEC under authority of federal securities laws and a limited number of grandfathered standards, the FASB Accounting Standards Codification™ (“ASC”) is the sole source of authoritative GAAP literature recognized by the FASB and applicable to the Company.

We have reviewed the FASB issued Accounting Standards Update (“ASU”) accounting pronouncements and interpretations thereof that have effectiveness dates during the periods reported and in future periods.

The Company has carefully considered the new pronouncements that alter previous generally accepted accounting principles and does not believe that any new or modified principles will have a material impact on the corporation’s reported financial position or operations in the near term. The applicability of any standard is subject to the formal review of our financial management and certain standards are under consideration.

Note 4 - Stockholder’s Deficit

The Company wrote off $68,288 of assets for the year ended June 30, 2020 after evaluation of these assets as uncollectible. Liabilities amounting to $49,441 were also written off due to waiver of “right to receive” of the same by relevant parties.

On April 19, 2020, and the custodian filed an amendment to the Articles of Incorporation to raise the authorized number of common shares to 500,000,000, par value $0.001, from 150,000,000 and designate the Series A Preferred Stock to 10,000,000, par value $0.001, from 5,000,000 (voting and conversion rights 1 for 1,000).

As of June 30, 2021 and June 30, 2020 the issued and outstanding shares of the Company’s common stock were 19,673,625 and 149,449,998 respectively.

The issued and outstanding shares of the Company’s Series A preferred stock were 400,000, as of June 30, 2021 and as of June 30, 2020.

F-9

TORQUE LIFESTYLE BRANDS, INC.

CONSOLIDATED FINANCIAL STATEMENTS

TORQUE LIFESTYLE BRANDS, INC.

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	June 30, 2020	June 30, 2019
Assets
Current Assets
Cash	$–	$1
Accounts receivable	–	2,983
Inventory	–	1,162
Total Current Assets	–	4,146

Other Assets
Fixed assets, net	–	30,261
Intangible assets, net	–	33,881
Total Other Assets	–	64,142

Total Assets	$–	$68,288

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities
Accounts payable	$–	$3,875
Credit card payable	–	6,239
Due to shareholders	–	5,712
Current Portion of LTL	–	8,342
Taxes payable	–	1,628
Loan Agreements	–	23,645
Total Current Liabilities	–	49,441

Total Liabilities	–	49,441

MEMBERS’ EQUITY
Series A convertible preferred stock; 10,000,000 authorized; par value $0.001 400,000 and -0- issued and outstanding as of June 30, 2020 and June 30, 2019, respectively	400	–
Common stock 500,000,000 authorized; par value $0.001; 149,449,998 shares issued and outstanding at June 30, 2020 and June 30, 2019, respectively	149,450	149,450
Additional paid in capital	(78,652)	(112,225)
Retained earnings	(71,225)	(12,379)
Total stockholders' equity	–	18,847

Total Liabilities and Stockholders' Equity	$–	$68,288

The accompanying notes are an integral part of these financial statements

F-10

TORQUE LIFESTYLE BRANDS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	For the years ended
	June 30, 2020	June 30, 2019
Revenue
Sales	$–	$–

Total Revenue	–	–

Expenses
Reinstatement fees	40,000	–

Total Expenses	40,000	–

Other income/expenses
Forgiveness of indebtedness	49,441	–
Loss of write off of assets	(68,288)	–

Total other income/expense	(18,847)	–
Net Income	$(58,847)	$–

See accompanying notes to consolidated financial statements

F-11

TORQUE LIFESTYLE BRANDS, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ DEFICIT

FOR THE YEARS ENDED JUNE 30, 2020 AND JUNE 30, 2019

(Unaudited)

	Series A Preferred Stock				Common Stock
	Shares	Amount	Shares	Amount	Additional Paid-In Capital	Accumulated Deficit	Total Stockholders’ Deficit
Balance at May 1, 2019	–	$–	373,942	$149,450	$(118,225)	$(12,378)	$18,847
Balance at June 30, 2019	–	–	373,942	149,450	(118,225)	(12,378)	18,847
Issuance of Series A Preferred for Services	400,000	400	–	–	39,600	–	40,000
Net Loss at June 30, 2020	–	–	–	–	–	(58,847)	(58,847)
Balance at June 30, 2020	400,000	$400	373,942	$149,450	$(78,625)	$(71,225)	$–

The accompanying notes are an integral part of these financial statements.

F-12

TORQUE LIFESTYLE BRANDS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	For the years ended
	June 30, 2020	June 30, 2019
Cash Flow from Operating Activities
Net Loss	$(58,847)	$–
Adjustments to reconcile net loss to net cash

Changes in operating assets and liabilities
Amortization	(1,316)	–
Accounts receivable	2,983	–
Accounts payable and accrued liabilities	(3,875)	–
Series A preferred stock issued for services	400	–
Inventory written off	1,162	–
Taxes payable	(1,628)	–
Net Cash used by Operating Activities	(61,121)	–

Cash Flows from Investing Activities
Fixed assets written off	30,261	–
Intangible assets written off	35,197	–
Net Cash provided by Investing Activities	65,458	–

Cash Flows from Financing Activities
Due to shareholder	(5,712)	–
Notes payable	(8,342)	149,451
Loan agreements	(23,645)	–
Credit cards payable	(6,239)	(149,450)
Additional paid in capital	39,600	–
Net Cash used by Financing Activities	(4,338)	–

(Decrease) Increase in Cash	(1)	1
Cash - Beginning of period	1	0
Cash - End of period	$–	$1

The accompanying notes are an integral part of these financial statements.

F-13

TORQUE LIFESTYLE BRANDS, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

JUNE 30, 2020

Note 1 - Organization and Description of Business

Commodore International Corporation (Formerly known as Reunite Investments, Inc., Yeahronimo Media Ventures Inc., Commodore Inc., Yeahronimo Media Ventures, Inc., Tensleep Technologies, Inc. and Tensleep Design, Inc.) (A Colorado Corporation) (the “Company”) was incorporated under the laws of the state of Colorado on May 10, 1999 as Tensleep Design, Inc. At the time of incorporation, the Company had 21,000,000 shares of stock authorized, 20,000,000 common shares and 1,000,000 preferred shares. The preferred shares had no designation of rights or privileges.

The Company filed their last annual report (For the year ended September 30, 2000) on December 03, 2001 and thereafter filed the Form 15-12G, Notice of Termination of Registration, on December 27, 2001. On April 14, 2020, the 2nd Judicial District Court in Denver County ordered to appoint “Small Cap Compliance, LLC” as custodian for the Company. On April 15, 2020, Rhonda Keaveney was appointed as interim officer and director.

The Company was reinstated on April 19, 2020, and the custodian filed an amendment to the Articles of Incorporation with the Colorado Secretary of State to raise the authorized number of common shares to 500,000,000, par value $ 0.001, from 150,000,000 and designate the Series A Preferred Stock to 10,000,000, par value $ 0.001, from 5,000,000 (voting and conversion rights 1 for 1,000). Ms. Keaveney issued 400,000 shares of Preferred A stock to Small Cap Compliance, LLC for services paid on behalf of the Company.

On July 13, 2020, Small Cap Compliance, LLC entered into a Stock Purchase Agreement with David Lovatt and Leonard Armenta. As a result, the shares were transferred (200,000 each to David Lovatt and Leonard Armenta), and a change of control occurred. Rhonda Keaveney resigned her positions as CEO, Treasurer, Secretary, and Director. David Lovatt was appointed President, CEO, and Director and Leonard Armenta was appointed Secretary, Treasurer, and Director.

The Company filed a Certificate of Amendment with the Colorado Secretary of State on July 27,2020 to change its name to Torque Lifestyle Brands, Inc. and effect a 1 for 400 reverse stock splits. Consequently, the stock symbol of the company was also changed to “TQLB” (from “CDRL”) after FINRA’s approval.

Torque Lifestyle Brands, Inc. is to become a recognized brand name in the supplements production industry with its headquarters in the United States of America. Its Nutritional Supplements offering is founded in 2020. Torque Nutritional Supplements, a subsidiary of Torque Lifestyle Brands, is set to be a global manufacturing company known for its unique production of nutritional supplements, specifically targeting sportspersons.

Our range of products will include Torque Metabolic Enhancer, Torque Source of Protein, Torque Fat burn tablets, and Torque Pre-workout & Recovery, which will be manufactured from natural ingredients in compliance with FDA regulation. Our products will be manufactured for the US market at the initial stage and sold to distribution partners in the nutritional supplements market, big players in the fast-moving consumer goods industry, big box retailers and fitness clubs. The next phase will see us expanding to markets outside the US including United Arab Emirates, Singapore, and South America.

The Company has elected June 30 as its year end.

Note 2 - Going Concern

The Company’s financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern that contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not established any source of revenue to cover its operating costs. These conditions raise substantial doubt about the company’s ability to continue as a going concern Company will engage in very limited activities without incurring any liabilities that must be satisfied in cash until a source of funding is secured. The Company will offer noncash consideration and seek equity lines as a means of financing its operations. If the Company is unable to obtain revenue producing contracts or financing or if the revenue or financing it does obtain is insufficient to cover any operating losses it may incur, it may substantially curtail or terminate its operations or seek other business opportunities through strategic alliances, acquisitions or other arrangements that may dilute the interests of existing stockholders.

F-14

Note 3 - Summary of Significant Accounting Policies

Basis of Presentation

The Financial Statements and related disclosures have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). The Financial Statements have been prepared using the accrual basis of accounting in accordance with Generally Accepted Accounting Principles (“GAAP”) of the United States (See Note 2) regarding the assumption that the Company is a “going concern”.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. In the opinion of management, all adjustments necessary in order to make the financial statements not misleading have been included. Actual results could differ from those estimates.

Cash Equivalents

The Company considers all highly liquid investments with maturities of three months or less to be cash equivalents. Consolidated cash and cash equivalents at June 30, 2020 and June 30, 2019 were $ 0 and $1 respectively.

Income Taxes

The Company accounts for income taxes under ASC 740 “Income Taxes.” Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

Basic Earnings (Loss) Per Share

The Company computes basic and diluted earnings per share amounts in accordance with ASC Topic 260, Earnings per Share. Basic earnings per share is computed by dividing net income (loss) available to common shareholders by the weighted average number of common shares outstanding during the reporting period. Diluted earnings per share reflects the potential dilution that could occur if stock options and other commitments to issue common stock were exercised or equity awards vest resulting in the issuance of common stock that could share in the earnings of the Company.

Fair Value of Financial Instruments

The Company’s balance sheet includes certain financial instruments. The carrying amounts of current assets and current liabilities approximate their fair value because of the relatively short period of time between the origination of these instruments and their expected realization.

The Company follows FASB Accounting Standards Codification (ASC) 820 “Fair Value Measurements and Disclosures” which defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

F-15

•	Level 1 - Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.
•	Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means.
•	Level 3 - Inputs that are both significant to the fair value measurement and unobservable.

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of June 30, 2020 and June 30, 2019. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values due to the short-term nature of these instruments. These financial instruments include accounts receivable, other current assets, accounts payable and current liabilities.

Share Based Expenses

ASC 718 “Compensation - Stock Compensation” prescribes accounting and reporting standards for all share-based payment transactions in which employee services are acquired. Transactions include incurring liabilities, or issuing or offering to issue shares, options, and other equity instruments such as employee stock ownership plans and stock appreciation rights. Share-based payments to employees, including grants of employee stock options, are recognized as compensation expense in the financial statements based on their fair values. That expense is recognized over the period during which an employee is required to provide services in exchange for the award, known as the requisite service period (usually the vesting period).

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of ASC 505-50, “Equity - Based Payments to Non- Employees.” Measurement of share-based payment transactions with non-employees is based on the fair value of whichever is more reliably measurable: (a) the goods or services received; or (b) the equity instruments issued. The fair value of the share-based payment transaction is determined at the earlier of performance commitment date or performance completion date.

Related Parties

The Company follows ASC 850, Related Party Disclosures, for the identification of related parties and disclosure of related party transactions.

No transaction was carried out by the Company with the related parties for the year ended June 30, 2020.

Recently Issued Accounting Pronouncements

Except for rules and interpretive releases of the SEC under authority of federal securities laws and a limited number of grandfathered standards, the FASB Accounting Standards Codification™ (“ASC”) is the sole source of authoritative GAAP literature recognized by the FASB and applicable to the Company.

We have reviewed the FASB issued Accounting Standards Update (“ASU”) accounting pronouncements and interpretations thereof that have effectiveness dates during the periods reported and in future periods.

The Company has carefully considered the new pronouncements that alter previous generally accepted accounting principles and does not believe that any new or modified principles will have a material impact on the corporation’s reported financial position or operations in the near term. The applicability of any standard is subject to the formal review of our financial management and certain standards are under consideration.

Note 4 - Stockholder’s Deficit

The Company wrote off $68,288 of assets for the year ended June 30, 2020 after evaluation of these assets as uncollectible. Liabilities amounting to $49,441 were also written off due to waiver of “right to receive” of the same by relevant parties.

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On April 19, 2020, and the custodian filed an amendment to the Articles of Incorporation to raise the authorized number of common shares to 500,000,000, par value $0.001, from 150,000,000 and designate the Series A Preferred Stock to 10,000,000, par value $0.001, from 5,000,000 (voting and conversion rights 1 for 1,000).

As of June 30, 2020 and June 30, 2019 the issued and outstanding shares of the Company’s common stock were 149,449,998.

The issued and outstanding shares of the Company’s Series A preferred stock were 400,000 and -0- as of June 30, 2020 and as of June 30, 2019 respectively.

Note 5 – Subsequent Events

On July 13, 2020, Small Cap Compliance, LLC (Custodian for the Company) entered into a Stock Purchase Agreement with David Lovatt and Leonard Armenta. As a result, the shares were transferred, and a change of control occurred. Rhonda Keaveney resigned her positions as CEO, Treasurer, Secretary, and Director. David Lovatt was appointed President, CEO, and Director and Leonard Armenta was appointed Secretary, Treasurer, and Director. The shares were issued as follows:

•       200,000 Series A preferred shares issued to David Lovatt

•       200,000 Series A preferred shares issued to Leonard Armenta

The Company filed a Certificate of Amendment with the Colorado Secretary of State on July 27, 2020 to change its name to “Torque Lifestyle Brands, Inc.” and effect a 1 for 400 reverse stock split. Consequently, the stock symbol of the company was also changed to “TQLB” (from “CDRL”) after FINRA’s approval.

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PART III – EXHIBITS

Exhibit No.	Exhibit Description

2.1*	Certificate of Incorporation

2.2*	Bylaws

2.3*	Name Change Amendment

2.4*	Name Change Amendment

2.5*	Name Change Amendment

2.6*	Name Change Amendment

2.7*	Name Change Amendment

2.8*	Name Change Amendment

2.9*	Name Change Amendment

2.10*	Name Change Amendment

3.1*	Certificate of Amendment

3.2*	Preferred Stock Purchase Agreement between Small Cap Compliance and David Lovatt and Leonard Armenta

3.3*	Board Resolution consenting to Preferred Stock Purchase Agreement

3.4*	Preferred Stock Purchase Agreement between Small Cap Compliance and David Lovatt and Leonard Armenta

3.5**	Certificate of Amendment increased the authorized shares of common stock to 2,000,000,000 shares and reducing the Series A Preferred Stock to one hundred shares

4.1**	Form of Subscription Agreement

6.1**	Management and Administrative Services Agreement between Torque Lifestyle Brands Inc. and Supplement Group (Europe) Ltd.

6.2**	Asset Purchase Agreement between Torque Lifestyle Brands, Inc. and Sensatus Group LLC, dated January 20, 2021

6.3**	Limited Liability Company Agreement of Zero Torque Manufacturing, LLC between Zero Day Nutrition Company and Torque Lifestyle Brands, Inc. dated July 21, 2021

6.4**	Shares Purchase Agreement between Gentech Holdings Inc. and Torque Lifestyle Brands, Inc., dated September 1, 2021

11.1**	Consent of Donnell Suares, Esq. (included in Exhibit 12.1)

12.1 **	Legality Opinion

* Incorporated by reference to the Company’s Form 1-A Amendment filed with the SEC on December 4, 2020

** Incorporated by reference to the Company’s Form 1-A POS filed with the SEC on October 25, 2021

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on November 3, 2021.

TORQUE LIFESTYLE BRANDS, INC.

By:	/s/ David W. Lovatt
Name:	David W. Lovatt
Title:	Chief Executive Officer

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ David W. Lovatt
David Lovatt, Director

November 3, 2021

/s/ Leonard K. Armenta Jr.
Leonard Armenta, Director

November 3, 2021

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